EXHIBIT 10.1

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF JANUARY 31, 2005

                                  BY AND AMONG

                         CADENCE RESOURCES CORPORATION,

                            AURORA ACQUISITION CORP.,

                                       AND

                               AURORA ENERGY, LTD.

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                                Table of Contents

1.    The Merger and Consideration; Certain Definitions......................1

      1.1   The Merger.......................................................1
      (a)   Structure........................................................1
      (b)   The Closing......................................................1
      (c)   Actions at the Closing...........................................2
      (d)   Effect of Merger.................................................2
      1.2   Merger Consideration.............................................3
      (a)   Purchase Price...................................................3
      (b)   Cancellation of Aurora Common Stock; Issuance of Aurora
                Common Stock to Cadence......................................3
      (c)   Exchange of Certificates.........................................3
      1.3   Certain Definitions..............................................5
      1.4   Other Definitions...............................................11

2.    Representations and Warranties of Aurora..............................13

      2.1   Organization....................................................13
      2.2   Capitalization..................................................13
      2.3   Authorization; Validity of Agreement............................14
      2.4   No Violations; Consents and Approvals...........................14
      2.5   Financial Statements............................................14
      2.6   Operation of Business...........................................15
      2.7   Non-Oil and Gas Real Property...................................16
      2.8   Non-Oil and Gas Fixtures and Equipment..........................16
      2.9   Oil and Gas Interests...........................................17
      2.10  No Undisclosed Liabilities......................................20
      2.11  Litigation; Compliance with Law; Licenses and Permits...........21
      2.12  Employee Benefit Plans; ERISA...................................21
      2.13  Intellectual Property...........................................24
      2.14  Material Contracts..............................................24
      2.15  Taxes...........................................................25
      2.16  Affiliated Party Transactions...................................28
      2.17  Environmental Matters...........................................28
      2.18  No Brokers......................................................29
      2.19  Receivables.....................................................29
      2.20  Assets Utilized in the Business.................................29
      2.21  Insurance.......................................................29
      2.22  Delivery of Documents; Corporate Records........................29
      2.23  Labor and Employment Matters....................................29
      2.24  Restrictive Covenants...........................................31
      2.25  Bank Accounts...................................................31
      2.26  Directors, Officers and Certain Employees.......................31

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      2.27  No Misstatements or Omissions...................................31

3.    Representations and Warranties Cadence and Acquisition Sub............31

      3.1   Organization and Good Standing..................................31
      3.2   Authorization and Validity......................................32
      3.3   No Conflicts or Violation.......................................32
      3.4   The Shares......................................................32
      3.5   SEC Filings; Disclosure.........................................33
      3.6   Litigation; Compliance with Law; Licenses and Permits...........33
      3.7   Accuracy of Information Furnished and Representations...........33
      3.8   Information Supplied............................................34
      3.9   Acquisition Sub.................................................34
      3.10  Capitalization..................................................34
      3.11  Financial Statements............................................35
      3.12  Operation of Business...........................................35
      3.13  Non-Oil And Gas Real Property...................................36
      3.14  Non-Oil and Gas Cadence Fixtures and Equipment..................36
      3.15  Oil and Gas Interests...........................................37
      3.16  No Undisclosed Liabilities......................................40
      3.17  Cadence Employee Benefit Plans; ERISA...........................41
      3.18  Intellectual Property...........................................43
      3.19  Material Contracts..............................................44
      3.20  Taxes...........................................................45
      3.21  Affiliated Party Transactions...................................47
      3.22  Environmental Matters...........................................48
      3.23  No Brokers......................................................48
      3.24  Receivables.....................................................48
      3.25  Assets Utilized in the Business.................................48
      3.26  Insurance.......................................................48
      3.27  Delivery of Documents; Corporate Records........................49
      3.28  Labor and Employment Matters....................................49
      3.29  Restrictive Covenants...........................................50
      3.30  Bank Accounts...................................................50
      3.31  Directors, Officers and Certain Employees.......................51

4.    Conditions to Obligations of Aurora to Close..........................51

      4.1   Correctness of Representations and Warranties...................51
      4.2   Performance of Covenants and Agreements.........................51
      4.3   Effectiveness of Registration Statement.........................51
      4.4   Lock up Agreements..............................................51
      4.5   Opinion of Counsel for Cadence..................................52
      4.6   No New Proceedings..............................................52
      4.7   Board of Directors Approvals....................................52
      4.8   Cadence Warrants................................................53

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      4.9   Proxy...........................................................53
      4.10  Voting Agreement................................................54

5.    Conditions to Obligations of Cadence and Acquisition Sub to Close.....54

      5.1   Correctness of Representations and Warranties...................54
      5.2   Performance of Covenants and Agreements.........................54
      5.3   Opinion of Counsel for Aurora...................................54
      5.4   Shareholder Approval of Merger..................................54
      5.5   Lock up Agreements..............................................54
      5.6   No New Proceedings..............................................55
      5.7   Consents Satisfied..............................................55

6.    Conditions to the Obligations of All Parties to Close.................55

      6.1   No Legal Bar....................................................55
      6.2   Investment of Rubicon in Cadence and Aurora.....................55

7.    Post Closing Covenant.................................................55

8.    Pre-Closing Covenants.................................................55

      8.1   General.........................................................55
      8.2   Full Access.....................................................55
      8.3   Notice of Developments..........................................56
      8.4   Preparation of Registration Statement and Proxy Statement.......56
      8.5   Regulatory and Other Approvals..................................56
      8.6   Observer Rights.................................................56

9.    Indemnification.......................................................57

      9.1   Indemnification by Aurora.......................................57
      9.2   Indemnification by Cadence......................................57
      9.3   Limitations Period..............................................57
      9.4   Procedures for Resolution and Payment of Claims for
                Indemnification.............................................58

10.   Confidential Information..............................................60

11.   Termination...........................................................60

12.   Miscellaneous Provisions..............................................60

      12.1  Construction....................................................60
      12.2  Notices.........................................................60
      12.3  Assignment......................................................62
      12.4  Amendments and Waivers..........................................62
      12.5  Attorneys' Fees.................................................62
      12.6  Binding Nature of Agreement.....................................62
      12.7  Expenses........................................................63
      12.8  Entire Agreement................................................63

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      12.9  Severability....................................................63
      12.10 Counterparts; Signatures; Section Headings......................63
      12.11 Public Announcements............................................63
      12.12 No Third-Party Beneficiaries....................................63
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                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of January 31, 2005, by and among Cadence Resources Corporation, a Utah corporation ("Cadence"), Aurora Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of Cadence ("Acquisition Sub"), and Aurora Energy, Ltd., a Nevada corporation ("Aurora"), Cadence, Acquisition Sub, and Aurora are each referred to herein as a "Party" or collectively as the "Parties".

                                 R E C I T A L S

      This Agreement contemplates a transaction in which Cadence will acquire one hundred percent (100%) of the outstanding common stock of Aurora through a reverse merger (the "Merger") of Acquisition Sub with and into Aurora.

      As a result of the Merger, Aurora will become a wholly-owned subsidiary of Cadence and the stockholders of Aurora will become stockholders of Cadence.

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, intending to be legally bound hereby, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                    AGREEMENT

      1. THE MERGER AND CONSIDERATION; CERTAIN DEFINITIONS.

            1.1 THE MERGER.

                  (a) STRUCTURE. Subject to the terms and provisions of this Agreement, and in accordance with Chapter 92A (Mergers and Exchanges of Interest) of the Nevada Revised Statutes (the "NMEL") at the Effective Time, Acquisition Sub shall be merged with and into Aurora. Aurora will be the surviving corporation of the Merger (sometimes hereinafter called the "Surviving Corporation") and will continue its corporate existence under the laws of the State of Nevada as a subsidiary of Cadence. At the Effective Time, the separate corporate existence of the Acquisition Sub shall cease. For federal income tax purposes, the parties intend that the Merger shall qualify as a tax-free reorganization under Section 351 and Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Jenkens & Gilchrist Parker Chapin LLP, 405 Lexington Avenue, New York, New York 10174, commencing at 10:00 a.m. local time on the later to occur of (a) the day following the date on which all the conditions set forth in SECTIONS 4, 5 and 6 have been satisfied or waived (other than conditions with respect to actions the respective Parties will take at the Closing itself); or (b) such other date as the parties may mutually determine (the "Closing Date").


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                  (c) ACTIONS AT THE CLOSING.  At the  Closing,  (i) Cadence and
Acquisition Sub will deliver to Aurora the various certificates, instruments, and documents referred to in SECTION 4 below, (ii) Aurora will deliver to Cadence the various certificates, instruments, and documents referred to in
SECTION 5 below, and (iii) the Surviving Corporation shall file with the Secretary of State of the State of Nevada a properly executed Articles of Merger.

                  (d) EFFECT OF MERGER.

                        (i) General.  The Merger  shall become  effective at the
                  time (the "Effective Time") the Surviving Corporation files the Articles of Merger with the Secretary of State of the State of Nevada. The Merger shall have the effect set forth in the NMEL.

                        (ii) Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation will be the Articles of Incorporation of Acquisition Sub in effect immediately prior to the Merger.

                        (iii) Bylaws.  The Bylaws of the  Surviving  Corporation
                  will be the Bylaws of Acquisition Sub in effect immediately prior to the Merger.

                        (iv) As of the Effective  Time,  the Boards of Directors
                  of Cadence and Surviving Corporation shall be reconstituted to be comprised of the following seven members: William W. Deneau, Earl Young, Gary Myles, John P. Ryan, a representative of Rubicon Master Fund ("Rubicon") yet to be designated, and two persons to be designated by William Deneau, at least one of whom was a member of the Cadence Board of Directors immediately prior to the Closing, and neither of whom has yet been designated. All other directors of Cadence and Surviving Corporation shall resign, effective as of the Effective Time.

                        (v) The Boards of  Directors  of Cadence  and  Surviving
                  Corporation   shall  each  appoint  the  following   corporate
                  officers, to be effective as of the Effective Time:

                  President:                              William W. Deneau
                  Vice President of Exploration
                     and Production                       John V. Miller, Jr.
                  Vice President of Land
                     and Development                      Thomas W. Tucker
                  Treasurer                               Lorraine King
                  Secretary                               Barbara J. Johnson

                        (vi) Conversion of Capital Stock of Acquisition  Sub. At
                  and as of the Effective Time, each issued and outstanding share of capital stock of Acquisition Sub shall be canceled and neither shares of capital stock of the Surviving Corporation nor any cash, property, rights, other securities or obligations of the Surviving Corporation shall be issued therefor, except as provided in SECTION 1.2 below.


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            1.2 MERGER CONSIDERATION.

                  (a) PURCHASE PRICE. At the Closing, each issued and outstanding share of Aurora's common stock, $.001 par value per share (the "Aurora Common Stock") shall be converted into the right to receive two shares of Cadence's common stock, $.01 par value per share (the "Cadence Common Stock"). All shares of Aurora Common Stock converted in accordance with this paragraph will no longer be outstanding and will automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Cadence Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with
SECTION 1.2(C), without interest. Any securities convertible into or exercisable for shares of Aurora Common Stock (the "Aurora Convertible Securities") immediately prior to the Effective Time will become, at the Effective Time, securities convertible into or exercisable for such number of shares of Cadence Common Stock as the holder of such securities would have received had such holder converted such securities into Aurora Common Stock immediately prior to the Effective Time. Appropriate adjustment will be made to any exercise or conversion price of such securities.

                  (b) CANCELLATION OF AURORA COMMON STOCK; ISSUANCE OF AURORA COMMON STOCK TO Cadence. At and as of the Effective Time, each outstanding share of Aurora Common Stock, conversion rights, warrants and options to purchase any share of Aurora Common Stock, and other equity interest issued and outstanding or held in Aurora's treasury shall automatically be canceled and extinguished and no payment shall be made in respect thereof except according to the provisions of this Agreement. No share of Aurora Common Stock outstanding prior to the Effective Time shall be deemed to be outstanding or to have any rights after the Effective Time. After the Effective Time, there shall be no further registration of transfers of Aurora Common Stock outstanding immediately prior to the Effective Time on Aurora's stock transfer books. At the Effective Time, Aurora shall issue a stock certificate to and in the name of Cadence for ten shares of Aurora Common Stock.

                  (c) EXCHANGE OF CERTIFICATES.

                        (i) As of the Effective  Time,  Cadence shall enter into
                  an agreement (the terms of which shall be reasonably satisfactory to Aurora) with such bank or trust company as may be designated by Cadence (the "Exchange Agent"), which will provide that Cadence shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Aurora Common Stock, for exchange in accordance with this Section 1, through the Exchange Agent, certificates representing the number of duly authorized whole shares of Cadence Common Stock issuable in connection with the Merger (such shares of Cadence Common Stock being referred to herein as the "Exchange Fund").


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                        (ii)  As  soon  as  reasonably   practicable  after  the
                  Effective Time, and in any event within ten business days after the Effective Time, Cadence shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Aurora Common Stock (the "Certificates") whose shares are converted pursuant to SECTION 1.2(A) a letter of transmittal in customary form, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole
                  shares  of  Cadence   Common  Stock.   Upon   surrender  of  a
                  Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate
                  shall  be  entitled   to  receive  in   exchange   therefor  a
                  certificate representing 90% of that number of shares of Cadence Common Stock, which such holder has the right to receive pursuant to the provisions of this Agreement and the Certificate so surrendered shall forthwith be cancelled. The remaining 10% of the certificates for shares of Cadence Common Stock issuable in the exchange shall be held in the Exchange Fund by the Exchange Agent described at SECTION 1.2(C)(IV) below. The Exchange Agent shall have discretion to determine and apply reasonable rules and procedures relating to the surrender for exchange of a Certificate that is lost or destroyed. In no event shall the holder of any Certificate be entitled to receive any fractional shares or interest on any funds to be received in the Merger.

                        (iii) Until  surrendered as contemplated by this Section
                  1.2(C)(II), and subject to the rights of appraisal of any stockholder, each Certificate shall be deemed at any time after the Effective Time to represent ownership of the number of shares of Cadence Common Stock (and any rights derivative thereof) into which the number of shares of Aurora Common Stock represented thereby have been converted as contemplated by this Agreement.

                        (iv) Upon expiration of the Indemnification Period, provided that no indemnification claim is outstanding and unresolved, Exchange Agent shall distribute the balance of the certificates of Cadence Common Stock held in the Exchange Fund to the holders of the Certificates. If at the expiration of the Indemnification Period a claim for indemnification is outstanding and unresolved, Exchange Agent shall continue to hold in escrow the balance of the certificates of Cadence Common Stock until the indemnification claims are all resolved, at which time the Exchange Agent shall distribute the shares held in escrow as instructed by the Cadence Board of Directors.

                        (v) No  certificate  or  scrip  representing  fractional
                  shares of Cadence Common Stock will be issued in the Merger upon the surrender for exchange of Certificates, and any such fractional share interests will not entitle the owner thereof to any rights of a shareholder of Cadence. Each holder of Certificates who would otherwise have been entitled to a fraction equal to one-half or more of a share of Cadence Common Stock will receive a full share of Cadence Common Stock, and fractional interests of less than one-half of a share of Cadence Common Stock will be canceled.


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            1.3 CERTAIN DEFINITIONS. As used in this Agreement:

                  (a) "Affiliate" means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with the such Person.

                  (b) "Appurtenant Rights" means, with respect to the Properties, in each case, insofar as they may relate to the Properties, Aurora's or Cadence's, as applicable, interest in (a) all presently existing and valid unitization and pooling declarations, agreements, and/or orders relating to or affecting the Properties and all rights in the Properties covered by the Units created thereby; (b) all wells, well and leasehold equipment, pipelines, platforms, facilities, improvements, goods and other personal property located on or used in connection with the Properties, including but not limited to such properties identified in SCHEDULE 2.9 and SCHEDULE 3.15; (c) all presently existing production sales contracts, operating, pooling, unitization and other contracts or agreements which relate to the Properties; and (d) all permits, licenses, easements, rights-of-way, rights of use, and similar agreements pertaining to the Properties.

                  (c) "Basic Documents" means all of the following documents and instruments, including those that are recorded and unrecorded, which are identified on SCHEDULE 2.9 with respect to Aurora and SCHEDULE 3.15 with respect to Cadence (but including all such documents and instruments, even if not specifically included on SCHEDULE 2.9 or SCHEDULE 3.15, as applicable, unless specifically excluded in SCHEDULE 2.9, SCHEDULE 3.15 or elsewhere in this Agreement):

                        (i) All material contracts and agreements comprising any
                  part  of,  or  relating  or  pertaining   to,  the  Interests,
                  including but not limited to farm-in agreements, farm-out agreements, joint operating agreements, Unit agreements and contracts by which the Interests were acquired;

                        (ii) All agreements or arrangements for the sale, gathering, transportation, compression, treating, processing or other marketing of a material volume of production from the Interests (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised), comprising any part of or otherwise relating or pertaining to the Interests; and

                        (iii) All documents and instruments evidencing the Interests.

                  (d) "Confidential Information" means (whether disclosed in writing or orally) any and all non-public and/or proprietary information with respect to the business, services, operations, assets, properties, financial condition, plans and prospects of a Party and its subsidiaries and Affiliates including, without limitation, Intellectual Property and information relating to acquisition targets and acquisition strategies, pricing for acquisitions, financial information or projections and other information concerning acquisition targets and potential acquisition targets, proposed financing arrangements, customers and vendors, business strategies, plans and prospects, agreements, business records, information relating to intellectual property, marketing and sales strategies, pricing strategies, programs, source codes, object codes, algorithms and the related documentation, software designs (in each case regardless of the medium in which it is maintained or stored), internet strategies, URL designations and any other information which a Party designates that it has received pursuant to a confidentiality obligation to another person or entity, together with all derivative works, copies, reports, summaries, studies, compilations and other documentation which contain or otherwise reflect or are generated from any of the foregoing.


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                  (e)  "Contract"  means any note,  bond,  mortgage,  indenture, guarantee, other evidence of indebtedness, license, lease, option, employment agreement, contract, undertaking, understanding, covenant, agreement or other instrument (collectively, the "Contracts").

                  (f) "Employee Benefit Plan" means (a) any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (b) any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA); and (c) any other written or oral plan, agreement, program, policy, practice, contract, understanding, or other arrangement or commitment of any kind providing for, either directly or indirectly, compensation, bonuses, vacation, termination pay, performance awards, fringe benefits, insurance coverage, severance benefits, disability benefits, deferred compensation, stock options, stock purchase, phantom stock, stock appreciation or any type of stock-related awards, early retirement benefits, welfare benefits, one or more Severance Plans (as defined below), any other form of incentive compensation or post-retirement compensation or any other employee benefit of any kind, whether formal or informal, funded or unfunded, and whether or not legally binding, which currently is or has been sponsored, maintained, contributed to, or required to be contributed to, by a Party, any Subsidiary of a Party, or any ERISA Affiliate (as defined below), or for which a Party, any Subsidiary of a Party, or any ERISA Affiliate has or has had any obligation or any liability of any nature, contingent or otherwise, or for which there is a reasonable expectation of such obligation or liability, on or before the Closing for the benefit of any present or former employees, retirees, directors or independent contractors (or their beneficiaries, dependents or spouses) of a Party, any Subsidiary of a Party, or any ERISA Affiliate.

                  (g) "Encumbrance" means a claim, lien, mortgage, encumbrance, pledge or other security interest of any kind.

                  (h) "Environmental Laws" means any federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC ss.ss.9601 et seq, the Emergency Planning and Community Right-to-Know Act, 42 USC ss.ss. 11001 et seq, and the Resource Conservation and Recovery Act, 42 USC ss.ss. 6901 et seq.


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                  (i) "ERISA Affiliate" means any entity which with respect to a
Party or Subsidiary of a Party is or was a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code); (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code); or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included a Party or any Subsidiary of a Party.

                  (j) "Fixtures and Equipment" means the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by a Party or a Party's Subsidiary.

                  (k) "GAAP" means United States generally accepted accounting principles, consistently applied.

                  (l) "Good and Defensible Title" means, as to the Interest in question, (i) title to such Interest by virtue of which a Party can successfully defend against a claim to the contrary made by a third party, based upon industry standards in the acquisition of oil and gas properties, and in the exercise of reasonable judgment and in good faith; and, (ii) in the case of the Wells, title that entitles the Party to receive not less than the Net Revenue Interest for each of the Wells as set forth in SCHEDULE 2.9 or SCHEDULE 3.15, and obligates the Party to bear not more than the Working Interest for each of the Wells set forth on SCHEDULE 2.9 or SCHEDULE 3.15 (unless there is a corresponding increase in the Net Revenue Interest for a respective Well); and
(iii) such Interest is subject to no liens, encumbrances, obligations or defects.

                  (m) "Governmental Authorizations" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Legal Requirement.

                  (n) "Governmental Entity" means any:

                        (i)  nation,   state,   county,   city,  town,  village,
                  district, or other political jurisdiction of any nature;

                        (ii) federal, state, local, municipal, foreign, or other
                  government;

                        (iii)  governmental or  quasi-governmental  authority of
                  any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                        (iv) multi-national organization or body; or

                        (v)  body  exercising,  or  entitled  to  exercise,  any
                  administrative,   executive,  judicial,  legislative,  police,
                  regulatory, or taxing authority or power of any nature.

                  (o) "Hazardous Substance" means asbestos, polychlorinated biphenyls, ureaformaldehyde, and any other materials classified as hazardous or toxic under any Environmental Laws.

                  (p) "Intellectual Property" means with respect to any Party and its Subsidiaries, collectively (a) all rights to service customer accounts;
(b) trademarks, trade names, service marks, service names, domain names, uniform resource locators (URLs), keywords, designs, logos and assumed names; (c) copyrights and other rights in original works of authorship, (d) patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (e) computer software programs or applications (in both source and object code versions), including any related technical documentation;
(f) trade secrets and invention disclosures, that are owned by such Party, its Subsidiaries or any other Person and that have been or are used by such Party or its Subsidiaries in the operation of their respective businesses, or that are used in or necessary for the conduct of the respective businesses of such Party or its Subsidiaries as currently conducted or contemplated to be conducted; and
(g) know-how and general intangibles of like nature, together with all goodwill, registrations and applications related to any of the foregoing whether or not protectable as a matter of law.

                  (q) "Interests" means the Properties and the Appurtenant Rights of a Party.

                  (r) "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

                  (s)  "License"   means  a  license,   permit,   certification,
qualification, or franchise issued by any Governmental Entity.

                  (t) "Material Adverse Effect" means a material adverse effect (financial or otherwise) on the business, assets, liabilities, financial condition, property, prospects, or results of operations of a Party.

                  (u) "Net Revenue Interest" means a share, expressed as a decimal, of the oil, gas and other minerals (or the proceeds of sale thereof) produced and saved from or otherwise attributable to an Interest and the zones, horizons and reservoirs produced therefrom, after the deduction of all royalties, overriding royalties and other burdens on production.

                  (v) "OFCCP" means the Office of Federal Contract Compliance Programs.

                  (w) "Over-produced" means to have taken more production from an Interest (or the Units in which the Interest participates) or any product thereof, than the ownership of the Party and the Party's predecessors in the Interest would entitle the Party and/or the Party's predecessors (absent any balancing agreement or arrangement) to receive.

                  (x) "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Entity.

                  (y) "Preferential Right" means any preferential right or option to purchase or otherwise to acquire an Interest or any interest therein, held by another party to a Basic Document, which arises as a result of the transactions contemplated by this Agreement.

                  (z) "Proceeding" means a claim, suit, action, investigation or proceeding.

                  (aa) "Properties" means all of a Party's rights, titles and interests in and to the following oil and gas and/or mineral properties, including those identified on SCHEDULE 2.9 with respect to Aurora, and SCHEDULE
3.15 with respect to Cadence, but excluding those properties identified as excluded on SCHEDULE 2.9 or SCHEDULE 3.15:

                        (i) All oil, gas and/or mineral leases and other mineral
                  interests, including, but not limited to, all of the Party's operating rights, record title interests, working interests, and overriding royalty interests, without depth or other restrictions or exclusions unless set forth in SCHEDULE 2.9 or
                  SCHEDULE 3.15;

                        (ii)  All  surface  leases,  rights-of-way,   easements,
                  servitudes   and   other   rights-of-use   (whether   surface,
                  subsurface or subsea); and

                        (iii) All licenses and servitudes.

                  (bb) "Required Consents" means the consents, approvals, orders, authorizations, notifications, notices, estoppel certificates, releases, registrations, ratifications, declarations, filings, waivers, exemptions or variances (each a "Consent") with respect to any License or Legal Requirement or otherwise as are set forth on SCHEDULE 2.4 hereof with respect to Aurora, and
SCHEDULE 3.3 with respect to Cadence.

                  (cc)  "Routine  Governmental   Approvals"  means  Governmental
Authorizations required to be obtained from any Governmental Entity that are customarily obtained after consummation of a transaction.

                  (dd) "SEC" means the United States Securities and Exchange Commission.

                  (ee) "Severance Plans" means (i) each agreement with any present or former employee, retiree, director or independent contractor (or their beneficiaries, dependents or spouses) of a Party or a Subsidiary of a Party (A) the benefits of which are contingent, or terms of which are altered, upon the occurrence of a transaction involving the Party, any Subsidiary of a Party, or an ERISA Affiliate of a Party of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such person; (ii) each agreement, plan or arrangement under which any person may receive payments from a Party, any Subsidiary of a Party, or any ERISA Affiliate of a Party that has subjected or could subject the Party or any Subsidiary of a Party, to the Taxes imposed by
Section 4999 of the Code or included in the determination of such person's parachute payment under Section 280G of the Code; and (iii) each agreement, plan or arrangement, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan which has subjected or could subject a Party or any Subsidiary of a Party, to any liability or obligation.

                  (ff) "Subsidiary"  means, with respect to Aurora,  each entity listed on SCHEDULE 2.1 of this Agreement and with respect to Cadence, each entity listed on SCHEDULE 3.1 of this Agreement. Such entities may collectively be referred to as the Aurora Subsidiaries or "Cadence Subsidiaries", respectively.

                  (gg) "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax, but excluding any tax based on or measured by ownership or operation of, or production from, the Interests), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Entity or payable pursuant to any tax-sharing agreement.

                  (hh) "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

                  (ii) "Transaction Documents" means this Agreement and each other agreement, instrument, document, and certificate to be executed and delivered by the Parties pursuant to this Agreement.

                  (jj) "Under-produced" means to have taken less production from an Interest (or the Units in which the Interest participates) or any product thereof, than the ownership of the Party and the Party's predecessors in the Interest would entitle the Party and/or the Party's predecessors (absent any balancing agreement or arrangement) to receive.

                  (kk) "Units" means oil, gas and other mineral production, proration, or other types of units, and any ownership interests therein.

                  (ll)  "WARN"  means  the  Worker   Adjustment  and  Retraining
Notification Act of 1988.

                  (mm) "Well" or "Wells" means all of a Party's (and the Party's Subsidiaries') oil, gas and condensate wells, (whether producing, not producing or abandoned or temporarily abandoned), including but not limited to the wells described in SCHEDULE 2.9 with respect to Aurora, and SCHEDULE 3.15 with respect to Cadence.

                  (nn) "Working Interest" means a share, expressed as a decimal, of the costs of exploring, drilling, developing and operating an Interest and producing oil, gas and other minerals from the zones, horizons and reservoirs therein and thereunder.

            1.4 OTHER DEFINITIONS. The definitions of other terms used in this Agreement may be found as follows:

                  (a)   "Acquisition   Sub"  is  defined  in  the   introductory
paragraph.

                  (b) "Agreed Claims" is defined at Section 9.4(c).

                  (c) "Agreement" is defined in the introductory paragraph.

                  (d) "Aurora" is defined in the introductory paragraph.

                  (e) "Aurora Common Stock" is defined at Section 1.2(a).

                  (f) "Aurora Convertible Securities" is defined at Section 1.2(a).

                  (g) "Aurora Fixtures and Equipment" is defined at Section 2.8.

                  (h) "Aurora Material Contracts" is defined at Section 2.14(a).

                  (i) "Cadence" is defined in the introductory paragraph.

                  (j) "Cadence Common Stock" is defined at Section 1.2(a).

                  (k) "Cadence Disclosure Documents" is defined in Section 3.5.

                  (l)  "Cadence  Fixtures  and  Equipment  is defined at Section
3.14.

                  (m)  "Cadence  Material   Contracts"  is  defined  at  Section
3.19(a).

                  (n) "Certificates" is defined at Section 1.2(c)(ii).

                  (o) "Closing" is defined at Section 1.1(b).

                  (p) "Closing Date" is defined at Section 1.1(b).

                  (q) "COBRA" is defined at Section 2.12(l).

                  (r) "Code" is defined at Section 1.1(a).

                  (s) "Consent" is defined at Section 1.3(bb).

                  (t) "Costs" is defined at Section 9.1.

                  (u) "Effective Time" is defined at Section 1.1(d)(i).

                  (v) "ERISA" is defined at Section 1.3(f).

                  (w) "Exchange Agent" is defined at Section 1.2(c)(i).

                  (x) "Exchange Fund" is defined at Section 1.2(c)(i).

                  (y) "Indemnification Cap" is defined at Section 9.4(f).

                  (z) "Indemnification Period" is defined at Section 9.3.

                  (aa) "Indemnitee" is defined at Section 9.4(a).

                  (bb) "Indemnitor" is defined at Section 9.4(a).

                  (cc) "Indemnity Certificate" is defined at Section 9.4(a).

                  (dd)  "Interim  Aurora  Financial  Statements"  is  defined at
Section 2.5(a).

                  (ee) "IRS" is defined at Section 2.12(e).

                  (ff)  "Latest  Aurora  Balance  Sheet" is  defined  at Section
2.5(a).

                  (gg) "Merger" is defined in the Recitals.

                  (hh) "NMEL" is defined at Section 1.1(a).

                  (ii) "Party" or "Parties" is defined in the introductory paragraph.

                  (jj) "Registration Statement" is defined at Section 3.8.

                  (kk)  "Regular  Aurora  Financial  Statements"  is  defined at
Section 2.5(a).

                  (ll)  "Regular  Cadence  Financial  Statements"  is defined at
Section 3.11(a).

                  (mm)  "Representative"  or  "Representatives"  is  defined  at
Section 10.

                  (nn) "Rubicon" is defined at Section 1.1(d)(iv).

                  (oo) "Schedule 2.7 Property" is defined at Section 2.7.

                  (pp) "Schedule 3.13 Property" is defined at Section 3.13.

                  (qq) "Surviving Corporation" is defined at Section 1.1(a).

                  (rr) "1933 Act" is defined at Section 3.5.

                  (ss) "1934 Act" is defined at Section 3.5.

      2. REPRESENTATIONS AND WARRANTIES OF AURORA . Aurora represents and warrants to Cadence and Acquisition Sub that each of the following statements is true and correct as of the date hereof:

            2.1 ORGANIZATION. SCHEDULE 2.1 lists each direct and indirect Subsidiary of Aurora. Aurora and each Aurora Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Aurora and each Aurora Subsidiary is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary. Aurora has delivered to Cadence true, correct and complete copies of the Articles of Incorporation and Bylaws and other organizational documents, as currently in effect, of Aurora and each Aurora Subsidiary.

            2.2 CAPITALIZATION.

                  (a) The authorized capital stock of Aurora and each corporate Aurora Subsidiary, the issued and outstanding capital stock of Aurora and each corporate Aurora Subsidiary and the record and beneficial ownership of the capital stock of Aurora and each corporate Aurora Subsidiary is set forth on
SCHEDULE 2.2. With respect to each Aurora subsidiary that is a limited liability company, a list of the members and their respective percentage interests or sharing ratios is set forth on SCHEDULE 2.2. The shares of Aurora Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except as contemplated by this Agreement or set forth on SCHEDULE 2.2, there are no (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating, now or in the future, Aurora or any Aurora Subsidiary to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in Aurora or any Aurora Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of Aurora to repurchase, redeem or otherwise acquire any capital stock or equity interest of Aurora or any Aurora Subsidiary or (iii) voting trusts, proxies or similar agreements to which Aurora or an Aurora Subsidiary is a party with respect to the voting of the capital stock or voting memberships of Aurora or any Aurora Subsidiary.

                  (b) Except for the common stock or membership interests of the Aurora Subsidiaries and temporary investments of cash in marketable securities, Aurora does not own any outstanding shares of capital stock (or other equity interests of entities other than corporations) of any partnership, joint venture, trust, corporation, limited liability company or other entity.

            2.3 AUTHORIZATION; VALIDITY OF AGREEMENT. Aurora has the requisite power and authority to execute, deliver and perform this Agreement and each of the other Transaction Documents to be executed and delivered by Aurora pursuant to this Agreement, and to assume and perform any obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents to be executed and delivered by Aurora pursuant to this Agreement have been duly authorized, executed and delivered by Aurora and are valid and binding obligations of Aurora, enforceable against it in accordance with their respective terms.

            2.4 NO VIOLATIONS; CONSENTS AND APPROVALS.

                  (a) Except as set forth on SCHEDULE 2.4, the execution, delivery and performance of each of this Agreement and the other Transaction Documents by Aurora do not, and the consummation by it of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Articles of Incorporation, Bylaws or other organizational documents of Aurora or any Aurora Subsidiary, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any Contract, to which Aurora or any Aurora Subsidiary is a party or by which any of its properties or assets may be bound or otherwise subject, except for any Required Consents, or (iii) violate any Legal Requirement applicable to Aurora or the Aurora Subsidiaries or any of their respective properties or assets.

                  (b) No filing or registration with, notification to, or authorization, consent or approval of, any legislative or executive agency or department or other regulatory service, authority or agency or any court, arbitration panel or other tribunal or judicial authority of any Governmental Entity or Person, is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents by Aurora or the consummation by Aurora of the transactions contemplated hereby and thereby, except the Required Consents set forth on SCHEDULE 2.4 hereof.

            2.5 FINANCIAL STATEMENTS.

                  (a) Attached as SCHEDULE 2.5 is the unaudited consolidated balance sheet of Aurora as of September 30, 2004 (the "Latest Aurora Balance Sheet"), together with the related unaudited consolidated statements of income for the quarter ending on September 30, 2004 ("Interim Aurora Financial Statements") and the audited consolidated balance sheet of Aurora as of December 31, 2003, together with the related audited consolidated statement of income (including the related notes and reports of independent auditors, if any) for the fiscal year then ended (together, with the Latest Aurora Balance Sheet and the Interim Aurora Financial Statements, the "Regular Aurora Financial Statements").

                  (b) The Regular Aurora Financial Statements have been prepared by Aurora and have been derived from, and agree with, the books and records of Aurora and fairly present the financial position of Aurora as of the respective dates thereof and the results of operations of Aurora for the respective periods set forth therein. The Regular Aurora Financial Statements have been prepared in accordance with GAAP as of the dates and for the periods involved, subject to the absence of notes and, in the case of the Latest Aurora Balance Sheet and the related statements of operations for the interim period, to normal fiscal year-end adjustments in the ordinary course (none of which, individually or in the aggregate, will be material to the business or the operations of Aurora).

                  (c) Aurora maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain assets accountability, and
(iii) access to assets is permitted only in accordance with management's general or specific authorization, except for any controls the absence of which would not result in a Material Adverse Effect.

            2.6 OPERATION OF BUSINESS.

                  (a) Since the date of the Latest Aurora Balance Sheet, Aurora and each Aurora Subsidiary has continued to operate its business in a manner and system of operation employed immediately prior to the date of the Latest Aurora Balance Sheet, and Aurora has used its best efforts to prevent harm or damage to the reputation of Aurora or the Aurora Subsidiaries or reduction of existing customer accounts.

                  (b) Except as specifically contemplated by this Agreement or as set forth on SCHEDULE 2.6, since the date of the Latest Aurora Balance Sheet neither Aurora nor any Aurora Subsidiary has (i) incurred any liabilities, except in the ordinary course of business consistent with past practice; (ii) paid any obligation or liability, or discharged or satisfied any Encumbrance other than those securing current liabilities, in each case in the ordinary course of business; (iii) mortgaged, pledged or subjected to any Encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (iv) sold, transferred or leased any of its assets except the sale of inventory in the ordinary course of business; (v) suffered any material physical damage, destruction or loss (whether or not covered by insurance) affecting its properties, business or prospects; (vi) entered into any transaction other than in the ordinary course of business; (vii) encountered any labor difficulties or labor union organizing activities; (viii) issued or sold any shares of capital stock or other securities or granted any options, warrants, or other purchase rights with respect thereto other than pursuant to this Agreement; (ix) made any acquisition or disposition of any assets or become involved in any other material transaction, including, without any limitation, any merger or consolidation with, purchase of all or part of the assets of, or acquisition of any business of any proprietorship, firm, association, corporation or other business organization or division thereof; (x) increased the compensation payable, or to become payable, to any of its directors or employees or increased the scope or nature of any fringe benefits provided for its employees or directors, other than as Aurora has separately informed Cadence; (xi) made any capital investment in, any loan to or any acquisition of the securities or assets of any other Person; (xii) canceled, compromised, waived or released any material right or claim; (xiii) made any change in employment terms for any of its officers or employees; (xiv) made or pledged to make any charitable contribution or other capital contribution outside the ordinary course of business; (xv) violated any Legal Requirement, if such violation could have resulted in a Material Adverse Effect on Aurora or any Aurora Subsidiary, or failed to maintain all governmental licenses and approvals required to operate its business as it is currently being conducted; or (xvi) agreed or committed, whether in writing or otherwise, to do any of the foregoing other than pursuant to the Transaction Documents and the transactions contemplated hereby and thereby. In addition, since the date of the Latest Aurora Balance Sheet neither Aurora nor any Aurora Subsidiary has accelerated, terminated, modified or canceled any material agreement, contract, lease or license to which it is a party or by which it or its assets are bound.

                  (c) Since the date of the Latest Aurora Balance Sheet, no event, condition or circumstance (including an event, condition or circumstance that has a general adverse effect on the economy as a whole) has occurred that could, or could be reasonably likely to, have a Material Adverse Effect on Aurora or any Aurora Subsidiary.

            2.7 NON-OIL AND GAS REAL PROPERTY. SCHEDULE 2.7 contains a complete and accurate list of all real property, leases in real property, or other interests in real property owned or held by Aurora or any Aurora Subsidiary ( the "Schedule 2.7 Property"), except that the SCHEDULE 2.7 Property does not include any property included in the Aurora Interests (as enumerated in SCHEDULE 2.9). Aurora has delivered or made available to Cadence copies of the deeds and other instruments (as recorded) by which Aurora or any Aurora Subsidiary acquired the SCHEDULE 2.7 Property which it owns, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Aurora or any Aurora Subsidiary and relating to the SCHEDULE 2.7 Property which it owns. Aurora and each Aurora Subsidiary holds good title to all SCHEDULE 2.7 Property owned by Aurora or an Aurora Subsidiary, as applicable. The SCHEDULE
2.7 Property is, or effective simultaneously with the Closing will be, free and clear of all Encumbrances and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) matters disclosed in SCHEDULE 2.7, (b) liens for current taxes not yet due, and (c) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

            2.8 NON-OIL AND GAS AURORA FIXTURES AND EQUIPMENT. Except as set forth on SCHEDULE 2.8, Aurora and each Aurora Subsidiary, as applicable, has good title to, or a valid leasehold interest in, the Fixtures and Equipment that are used by Aurora or any Aurora Subsidiary in connection with the conduct of its business (the "Aurora Fixtures and Equipment"), except that the Aurora Fixtures and Equipment do not include any property included in the Aurora Interests. The Aurora Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of Aurora's businesses in the manner as conducted prior to the Closing. Aurora owns, or effective simultaneously with the Closing will own, all of the Aurora Fixtures and Equipment free and clear of all Encumbrances except for (a) matters disclosed in SCHEDULE 2.8, (b) liens for current taxes not yet due, and (c) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

            2.9 OIL AND GAS INTERESTS.

                  (a) Except as set forth in SCHEDULE 2.9, Aurora holds Good and Defensible Title to the Aurora Interests.

                  (b) SCHEDULE 2.9 sets forth all platforms and pipelines, and the equipment, facilities and personal property related to such platforms and pipelines, comprising part of the Aurora Appurtenant Rights.

                  (c) SCHEDULE 2.9 sets forth Aurora's Working Interest and Net Revenue Interest in each Aurora Well.

                  (d) The Aurora Basic Documents are in full force and effect and constitute valid and binding obligations of the parties thereto, and

                        (i) Aurora is not in material  breach or default (and no
                  situation exists which with the passing of time or giving of notice would give rise to such a breach or default) of its obligations under any of the Aurora Basic Documents, and no breach or default by any other party to an Aurora Basic Document (or situation which with the passage of time or giving of notice would give rise to such a breach or default) exists, to the extent such breach or default (whether by Aurora or another party to an Aurora Basic Document) could adversely affect any of the Aurora Interests.

                        (ii) Except as set forth in SCHEDULE  2.9,  all payments
                  (including, without limitation, all delay rentals, royalties, excess royalties, minimum royalties, overriding royalty interests, shut-in royalties and valid calls for payment or prepayment under operating agreements) owing under the Aurora Basic Documents have been and are being made timely and properly, and before the same became delinquent (by Aurora where the non-payment of same by another party to an Aurora Basic Document could adversely affect any of the Aurora Interests) have been and are being made by such other party in all material respects.

                        (iii) All  conditions  necessary  to maintain the Aurora
                  Basic Documents in force have been duly performed.

                        (iv) No non-consent operations exist with respect to any
                  of the Aurora Interests that have resulted or will result in a temporary or permanent increase or decrease in either Aurora's Net Revenue Interest or Working Interest in such Aurora Interest.

                        (v) Except as disclosed on SCHEDULE  2.9,  Aurora is not
                  obligated to incur any expenses, and has not made commitments to make expenditures (capital or otherwise), or to apply revenues from a Well's production in connection with any Aurora Interests (and no other similar obligations or liabilities have been incurred) with respect to the ownership or operation of Aurora Interests. Except as provided in
                  SCHEDULE 2.9, Aurora will not incur or commit to any such expense in excess of $250,000 except to the extent that Cadence has been given seven days prior written notice and has consented thereto in writing. Except as disclosed in SCHEDULE 2.9, all expenses payable under the terms of the Aurora Basic Documents have been properly and timely paid except for such expenses as are being currently paid or will be paid prior to delinquency. Except for budgeted capital expenditures as set forth in SCHEDULE 2.9, no proposals calling for expenditures in excess of $250,000 for any one project are currently outstanding (whether made by Aurora, an Aurora Subsidiary, or by any other party) to drill additional wells, or to deepen, plug back, sidetrack, abandon, or rework existing Wells, or to conduct other operations for which consent is required under the applicable operating agreement, or to conduct any other operations, other than normal operation of existing Wells on Aurora Interests.

                        (vi) No agreements or  arrangements  exist for the sale,
                  gathering, transportation, compression, treating, processing or other marketing of a material volume of production from the Aurora Interests (including without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than the agreements set forth in SCHEDULE 2.9.

                        (vii) Except as set forth in SCHEDULE 2.9, Aurora has not received prepayments (including, but not limited to, payments for oil and gas not taken pursuant to "take-or-pay" arrangements) for any oil or gas produced from the Aurora Interests as a result of which the obligation does (or may) exist (i) to deliver oil or gas produced from the Aurora Interests beginning on the Effective Date without then receiving payment therefor, or (ii) to make repayments in cash. For each Aurora Interest listed in SCHEDULE 2.9, such Schedule also sets forth as to each such Aurora Interest (i) the total amount of prepayment received prior to the Effective Date, and (ii) whether or not a cash payment can be required in the event recoupment out of production proves to be inadequate. Except as set forth in SCHEDULE 2.9, there is no Aurora Interest with respect to which Aurora has taken an Over-Produced or Under-Produced position to the extent such
                  Over-produced or Under-produced position has not, as of the day immediately preceding the Effective Date been fully made up or otherwise extinguished. For each Aurora Interest listed in SCHEDULE 2.9, such Schedule also sets forth, on a Well-by-Well or any other basis as may be dictated by any applicable balancing agreement, (i) whether Aurora is in an Over-produced or Under-produced position, (ii) the amount of such Over-production or Under-production, (iii) a description of the written balancing agreement (if any) pertaining to such Aurora Interest (or a statement that no such agreement exists) and (iv) a statement as to whether royalties, overriding royalties or other burdens against the Aurora's Net Revenue Interest in the affected Aurora Interests were, during the period the subject imbalance accrued, paid based upon receipts or entitlements. Except as set forth in SCHEDULE 2.9, no pipeline imbalances have arisen and remain outstanding due to the failure of nominations made by Aurora to match actual deliveries of production from any one or more Aurora Interests. Except as set forth in SCHEDULE 2.9, none of the purchasers under any production sales contracts relating to an Aurora Interest has (i) exercised any economic out provision;
                  (ii) curtailed its takes of natural gas in violation of such contracts; or (iii) given notice that it desires to amend the production sales contracts with respect to price or quantity of deliveries under take-or-pay provisions or otherwise.

                        (viii) To Aurora's knowledge, no delinquent unpaid bills
                  or past due charges exist for any labor and materials incurred by or on behalf of Aurora related to the exploration, development or operation of the Aurora Interests.

                        (ix) Except as set forth in SCHEDULE 2.9 or as may be provided for by an Aurora Basic Document, neither Aurora nor any Aurora Interest is subject to (i) any area of mutual interest agreements, (ii) any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments of any Aurora Interest or any interest therein not yet made, or could earn additional assignments of any Aurora Interest or any interest therein after the date hereof, (iii) any tax partnership or (iv) any agreement, contract or commitment relating to the disposition or acquisition of the assets of, or any interest in, any other entity.

                        (x) All  severance,  production,  ad  valorem  and other
                  similar taxes based on or measured by ownership or operation of, or production from, the Aurora Interests have been, and are being, paid (properly and timely, and before the same become delinquent) by Aurora in all respects.

                        (xi) Except as set forth in SCHEDULE 2.9, the (i) ownership and operation of the Aurora Interests has, to the extent that non-conformance could adversely affect the Aurora Interests, been conducted in conformity with all applicable material Legal Requirements of all Governmental Entities having jurisdiction over the Aurora Interests or Aurora, and
                  (ii) Aurora has not received any notice of noncompliance with regard to any material Legal Requirement of any Governmental Entity having jurisdiction over the Aurora Interests or Aurora.

                        (xii) Except as set forth in SCHEDULE 2.9,  there are no
                  Preferential Rights or Consents, other than Routine Governmental Approvals that affect any Aurora Interests and that will be triggered by the transactions contemplated by the Transaction Documents. SCHEDULE 2.9 sets forth the allocated value of each Aurora Interest that is subject to a Preferential Right.

                        (xiii) Except as set forth in SCHEDULE 2.9,  there exist
                  no agreements or other arrangements under which Aurora undertakes to perform gathering, transportation, processing or other marketing services for any other party for a fee or other consideration that is now, or may hereafter be, unrepresentative of commercial rates being received by other parties in comparable, arm's length transactions.

                        (xiv) Except as disclosed in SCHEDULE 2.9,  there are no
                  Wells located on the Aurora Interests that (i) Aurora is currently obligated by law or contract to currently plug and abandon, (ii) Aurora will be obligated by law or contract to plug and abandon with the lapse of time or notice or both because the Well is not currently capable of producing severed crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, petroleum, natural gas liquids, condensate, products, liquids, other hydrocarbons or other minerals or materials in paying quantities or otherwise currently being used in normal operations, (iii) are subject to exceptions to a requirement to plug and abandon issued by a Governmental Entity, or (iv) to Aurora's knowledge, have been plugged and abandoned, but have not been plugged in accordance in all material respects with all applicable requirements of any Governmental Entity.

                        (xv) No suit, action or proceeding  (including,  without
                  limitation, tax or environmental demands proceedings) is pending or threatened, which might result in material impairment or loss of title to any of the Aurora Interests or the material value thereof.

                        (xvi) Except as set forth in SCHEDULE  2.9, all proceeds
                  from  the  sale  of   hydrocarbons   produced   from  Aurora's
                  proportionate share of the Aurora Interests are currently being paid to Aurora in all material respects, and no portion of such proceeds is currently being held in suspense by any purchaser thereof or any other party by whom proceeds are paid except for immaterial amounts.

            2.10 NO UNDISCLOSED LIABILITIES.

                  (a) Except as set forth on SCHEDULE 2.10, neither Aurora nor any Aurora Subsidiary has any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against on the Latest Aurora Balance Sheet; or (ii) were incurred in the ordinary course of business.

                  (b) The accounts payable of each of Aurora and the Aurora Subsidiaries are set forth on SCHEDULE 2.10. All such accounts payable are the result of bona fide transactions in the ordinary course of business.

            2.11 LITIGATION; COMPLIANCE WITH LAW; LICENSES AND PERMITS.

                  (a) Except as set forth on SCHEDULE 2.11, There is no Proceeding pending, nor is there any Proceeding threatened, that involves or affects either of Aurora or any Aurora Subsidiary, by or before any Governmental Entity, court, arbitration panel or any other Person.

                  (b) Since January 1, 2000, Aurora and each Aurora Subsidiary has complied with all applicable Legal Requirements, including but not limited to Legal Requirements relating to Taxes, zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, handling, treatment, storage or disposal of Hazardous Substances, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security Taxes. Except as set forth on
SCHEDULE 2.11, since January 1, 2000, neither Aurora nor any Aurora Subsidiary has received any notice of any violation or alleged violation of any Legal Requirement from a Governmental Entity or others.

                  (c) Except as set forth on SCHEDULE 2.11, Aurora and each Aurora Subsidiary has every License and every Consent by or on behalf of any person required for them to conduct their respective businesses as presently conducted. All such Licenses and Consents are in full force and effect and neither Aurora nor any Aurora Subsidiary has received notice of any pending cancellation or suspension of any thereof nor is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

            2.12 EMPLOYEE BENEFIT PLANS; ERISA.

                  (a) SCHEDULE 2.12 contains a complete and accurate list of all Employee Benefit Plans of Aurora, Aurora's Subsidiaries and Aurora's ERISA Affiliates ("Aurora Employee Benefit Plan").

                  (b) Each and all  Aurora  Employee  Benefit  Plans  have  been administered in all respects in accordance with their respective terms and in compliance with all applicable Legal Requirements, including, without limitation, ERISA and the Code, and each of Aurora, the Aurora Subsidiaries and any ERISA Affiliate of Aurora (as the case may be) has met its obligations under applicable provisions of ERISA and the Code and the regulations thereunder, and other applicable Legal Requirements with respect to such Employee Benefit Plans.

                  (c) Complete and accurate copies of the following documents for each Aurora Employee Benefit Plan listed on SCHEDULE 2.12 have been delivered to Cadence: (i) the plan texts or other agreements adopted or entered into in connection with any Aurora Employee Benefit Plan which has been reduced to writing, and any related amendments; (ii) a written summary of any unwritten Aurora Employee Benefit Plan; (iii) any related trust agreement, insurance contract, annuity contract or other funding agreement (including all amendments thereto) and any summary plan description required under ERISA, including any modification communicated to or required to be communicated to any participant; and (iv) any communication to any participant relating to any Aurora Employee Benefit Plan in connection with any amendment, termination, establishment, increase or decrease in benefits, acceleration or deceleration of payments, vesting schedules or other events which would result in any liability by or to Aurora, any Aurora Subsidiary or any ERISA Affiliate of Aurora. Since the date such documents described in this SECTION 2.12(C) were supplied, no amendments or changes to the documents described in this SECTION 2.12(C) have been made, and no such amendments or changes shall be adopted or made prior to the Closing Date.

                  (d) There are no termination proceedings with respect to any of the Aurora Employee Benefit Plans.

                  (e) None of the Aurora Employee Benefit Plans is currently, or has ever been, under investigation, audit or review by the Department of Labor, the Internal Revenue Service (the "IRS") or any other federal or state Governmental Entity, and no such investigation, audit or review is pending or anticipated. None of the Aurora Employee Benefit Plans is liable, or ever has been liable, for any federal, state, local or foreign Taxes except as may be due in the ordinary course of administration of such Aurora Employee Benefit Plan, and no such Tax is anticipated and no basis for such Tax exists. There is no transaction nor has there ever been any transaction, act or omission in connection with Aurora, the Aurora Subsidiaries, any ERISA Affiliate of Aurora or any fiduciary of any Aurora Employee Benefit Plan which could subject Aurora or an Aurora Subsidiary to a fine, civil penalty Tax or other liability.

                  (f) There are no pending or threatened claims, actions, suits, grievances, audits, investigations, or other proceedings, involving, directly or indirectly, any Aurora Employee Benefit Plan, any fiduciary thereof, or any rights or benefits thereunder (except claims for benefits payable in the normal operation of the Aurora Employee Benefit Plan and proceedings with respect to qualified domestic relations orders), and no basis for any such proceeding exists.

                  (g) No written or oral representations have been made to any employee, former employee, retiree, director or independent contractor (or their beneficiaries, dependents or spouses) of Aurora or the Aurora Subsidiaries promising or guaranteeing any employer payment or funding for the continuation of medical, dental or disability coverage after termination of employment or services, as applicable, beyond that legally required.

                  (h) No action or omission of Aurora, any Aurora Subsidiary, any ERISA Affiliate of Aurora or any director, officer, employee, or agent thereof, and no plan documentation or agreement, summary plan description or other written communication distributed generally to employees, in any way restricts, impairs or prohibits (whether legally binding or not) Aurora, the Aurora Subsidiaries, any ERISA Affiliate of Aurora, Cadence or Acquisition Sub or any successor thereof from amending, merging, terminating or otherwise discontinuing any Aurora Employee Benefit Plan in accordance with the express terms of any such plan and applicable Legal Requirement at or after Closing, and any such amendment, merger, termination or discontinuance may occur without any liability to any of Aurora, the Aurora Subsidiaries, any ERISA Affiliate of Aurora, Cadence or Acquisition Sub. No agreement, arrangement, commitment, understanding or plan documentation or other written communication distributed generally to employees exists to create any additional Aurora Employee Benefit Plan not listed on SCHEDULE 2.12.

                  (i) SCHEDULE 2.12 sets forth a reasonable estimate of each of Aurora's and the Aurora Subsidiaries' accrued liability for vacation, sickness and disability expenses through and including the Closing Date. No Aurora Employee Benefit Plans are or have ever been subject to COBRA.

                  (j) On and after the Closing Date, neither Aurora, the Aurora Subsidiaries, Cadence nor the Cadence Subsidiaries will have any liability or be under any obligation with respect to any Aurora Employee Benefit Plan which is not disclosed.

                  (k) Full payment has or will have, prior to the Closing, been made of all amounts which Aurora, the Aurora Subsidiaries or any ERISA Affiliate of Aurora is directly or indirectly required, under applicable Legal Requirements, the terms of any Aurora Employee Benefit Plan or any agreement relating to any Aurora Employee Benefit Plan to have paid as a contribution, premium or other remittance thereto or benefit thereunder if such payment has a deadline on or before the Closing Date. There will be no change on or before the Closing Date in the operation of any Aurora Employee Benefit Plan or any documents with respect thereto which will result in an increase in any benefit under any such Aurora Employee Benefit Plan, except as may be required by Legal Requirement. Each Aurora Employee Benefit Plan can be terminated within thirty
(30) days of the Closing Date, without payment of any additional contribution or amount other than for benefits accrued thereunder and without creating any unfunded or unaccrued liability or the vesting or acceleration of any benefits promised by such plan.

                  (l) All Aurora Employee Benefit Plans that are welfare plans comply with and have been administered in material compliance to the extent applicable with the requirements of the: (i) Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); (ii) Heath Insurance Portability and Accountability Act of 1996, as amended; (iii) Mental Health Parity Act of 1996; (iv) Newborns' and Mothers' Health Protection Act; and (v) Women's Health and Cancer Rights Act.

                  (m) The execution of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Aurora Employee Benefit Plan, employee agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. None of the Severance Plans of Aurora or any Subsidiary of Aurora provide that any of the benefits under such Severance Plans of Aurora or any Subsidiary of Aurora will be increased, nor will the vesting of the benefits under such Severance Plans be accelerated, by the occurrence of any of the transactions contemplated by this Agreement nor will the value of any of the benefits under such Severance Plans of Aurora or any Subsidiary of Aurora be calculated on the basis of any of the transactions contemplated by this Agreement and no payments under any such Severance Plans of Aurora or any Subsidiary of Aurora or other agreement will be parachute payments under Section 280G of the Code that are non-deductible to Aurora, Aurora Subsidiaries, Cadence or Cadence Subsidiaries or subject to Taxes under Section 4999 of the Code.

                  (n) No Aurora Employee  Benefit Plan is or has been subject to
Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA. None of Aurora, any Subsidiary of Aurora or any ERISA Affiliate of Aurora has or has ever had any liability or obligation under Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA. No contributions have ever been made or been owing to an Aurora Employee Benefit Plan pursuant to or under a collective bargaining agreement between employee representatives and Aurora, any Subsidiary of Aurora or any ERISA Affiliate of Aurora.

            2.13 INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 2.13 lists all Intellectual Property of each of Aurora and the Aurora Subsidiaries, including all United States and foreign (i) patents and patent applications; (ii) trademark registrations and applications therefor and material, unregistered trademarks; (iii) copyright registrations and applications therefor; and (iv) other filings and formal actions made or taken pursuant to federal, state, local and foreign Legal Requirements by Aurora or the Aurora Subsidiaries to protect its or their interests in Intellectual Property.

                  (b) To Aurora's best knowledge, the conduct of the respective businesses of Aurora and the Aurora Subsidiaries as conducted in the past did not infringe (when conducted) and as currently conducted or contemplated to be conducted does not infringe (either directly or indirectly, such as through contributory infringement) any Intellectual Property right owned or controlled by any third party. There is no pending or threatened Proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction, whether against Aurora or any Aurora Subsidiary or any third party (i) involving any Intellectual Property owned by Aurora or any Aurora Subsidiary; (ii) alleging that the activities or the conduct of the business of Aurora or any Aurora Subsidiary, or the use of any Intellectual Property by any customer or other licensee of Aurora or any Aurora Subsidiary, does or will infringe upon, violate or constitute the unauthorized use of the Intellectual Property rights of any third party; or (iii) challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property, nor is there any reasonable basis for any such Proceeding.

                  (c) There are no royalties, fees, honoraria or other payments payable by Aurora or any Aurora Subsidiary to any Person by reason of the ownership, development, use, license, sale or disposition of any Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

            2.14 MATERIAL CONTRACTS.

                  (A) SCHEDULE 2.14 sets forth a true, complete and correct list of every Contract currently in effect to which Aurora or any Aurora Subsidiary is a party that: (i) provides or provided for aggregate future payments by Aurora or any Aurora Subsidiary or to Aurora or any Aurora Subsidiary of more than $25,000; (ii) was entered into by Aurora or any Aurora Subsidiary with an officer, director, key employee or Affiliate of Aurora or any Aurora Subsidiary;
(iii) guarantees or indemnifies or otherwise causes or caused Aurora or any Aurora Subsidiary to be liable or otherwise responsible for the obligations or liabilities of another or provides or provided for a charitable contribution by Aurora or any Subsidiary; (iv) involves or involved an agreement with any bank, finance company or similar organization; (v) restricts or restricted Aurora or any Aurora Subsidiary from engaging in any business or activity anywhere in the world; (vi) is or was an employment agreement, consulting agreement, independent sales representative agreement or similar arrangement; (vii) is or was a lease; or (viii) is or was otherwise material to the rights, properties, assets, business or operations of Aurora or any Aurora Subsidiary (the foregoing, collectively, "Aurora Material Contracts"). Aurora has heretofore made available true, complete and correct copies of all Aurora Material Contracts to Cadence.

                  (b) Each of the Aurora Material Contracts is in full force and effect and there is not now and there has not been claimed or alleged by any Person with respect to any Aurora Material Contract, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of Aurora or any Aurora Subsidiary or on the part of any other party thereto; no Consent from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Aurora Material Contracts, other than such Consents that have been obtained and are in full force and effect and such notices that have been duly given and, in each case copies of such Consents and notices have been delivered to Cadence and Acquisition Sub.

            2.15 TAXES.

                  (a) Except as set forth in SCHEDULE 2.15:

                        (i) Aurora and each Aurora  Subsidiary  has (A) duly and
                  timely filed or caused to be filed each Tax Return that is required to be filed by or on behalf of Aurora or such Aurora Subsidiary or that includes or relates to Aurora and such Aurora Subsidiary, their respective income, sales, assets or businesses, and such Tax Returns are true, correct and complete; (B) duly and timely paid in full, or caused to be paid in full, all Taxes due and payable on or prior to the Closing Date, and (C) properly accrued all Taxes on the books and records of Aurora and such Aurora Subsidiary, as applicable, in accordance with GAAP and with a provision for the payment of all Taxes due or claimed to be due or for which Aurora and such Aurora Subsidiary, as applicable, otherwise is liable, in each case with respect to Aurora's or such Aurora Subsidiary's respective income, sales, assets or businesses;

                        (ii) Neither Aurora nor any Aurora Subsidiary has requested or is the beneficiary of an extension of time within which to file any Tax Return in respect of any Tax period that has not since been filed;

                        (iii) Aurora and each Aurora  Subsidiary has complied in
                  all respects with all applicable Legal Requirements relating to the payment, collection or withholding of any Tax, and the remittance thereof, including, but not limited to, Code
                  Section 3402;

                        (iv) There is no Encumbrance for Taxes upon any asset or
                  property of Aurora or any Aurora Subsidiary (except for any statutory Encumbrance for any Tax not yet due);

                        (v) All Taxes assessed or for which Aurora or any Aurora
                  Subsidiary is liable with respect to Aurora's or such Aurora Subsidiary's respective income, sales, assets or businesses have been paid or accrued;

                        (vi) Any assessment, deficiency or adjustment related to
                  or in connection with any Tax for which Aurora or any Aurora Subsidiary is liable or with respect to Aurora's or such Aurora Subsidiaries', as applicable, income, sales, assets or business that is or was required to be reported to any Governmental Entity has been so reported, and any additional Taxes owed with respect thereto have been paid;

                        (vii) There is no  outstanding  subpoena or summons from
                  any Governmental Entity with respect to any Tax for which Aurora or any Aurora Subsidiary is or may be liable or with respect to Aurora's or such Aurora Subsidiary's, as applicable, income, sales, assets or business;

                        (viii) Neither Aurora nor any Aurora Subsidiary is a party to any agreement with any Governmental Entity (including, but not limited to, any closing agreement within the meaning of Code Section 7121 or any analogous Legal Requirement) or has requested or received a private letter or other ruling from any Governmental Entity relating to any Tax for which Aurora or such Aurora Subsidiary is or may be liable or with respect to Aurora's or such Aurora Subsidiary's, as applicable, income, sales, assets or business;

                        (ix) Neither  Aurora nor any Aurora  Subsidiary  has any
                  "tax-exempt use property," within the meaning of Code Section 168(h) or any similar provision of applicable law with respect to Aurora, each Aurora Subsidiary, or their respective income, sales, assets or businesses;

                        (x) No asset  of  Aurora  or any  Aurora  Subsidiary  is
                  required to be treated as being owned by any other Person pursuant to any provision of applicable law, including, but not limited to, the "safe harbor" leasing provisions of Code
                  Section 168(f)(8) as in effect prior to the repeal of those "safe harbor" leasing provisions;

                        (xi) Neither  Aurora nor any Aurora  Subsidiary  is, nor
                  has any of them ever been, a "United States real property holding corporation" within the meaning of Code Section 897(c)(2) at any time during the applicable period referred to in Code Section 897(c)(l)(A)(ii);

                        (xii) No jurisdiction where Aurora or any Aurora Subsidiary does not file a Tax Return has made or threatened to make a claim that Aurora or such Aurora Subsidiary is required to file a Tax Return for such jurisdiction or is subject to Tax in such jurisdiction;

                        (xiii) Neither Aurora nor any Aurora Subsidiary has distributed stock of another Person or has had its stock distributed by another Person in a transaction that was purported or intended to be governed by Code Section 355 or Code Section 361;

                        (xiv) Neither Aurora nor any Aurora  Subsidiary  will be
                  required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after Aurora's acquisition of Acquisition Sub as a result of (1) a change in method of accounting; (2) any intercompany transaction (as described in Treasury Regulation Section 1.1502-13) or any excess loss account (as described in Treasury Regulation Section 1.1502-19) (or any corresponding or similar provision of state, local or foreign Tax law); (3) any installment sale or open transaction made on or prior to the date Acquisition Sub was acquired by Aurora; or (4) as a result of any prepaid amount received on or prior to the date Aurora acquires Acquisition Sub;

                        (xv) The statute of  limitations  for any Tax proceeding
                  or the assessment or collection of any Tax for which Aurora or any Aurora Subsidiary is or may be liable or with respect to its income, sales, assets or business has never been extended or waived;

                        (xvi) Neither  Aurora nor any Aurora  Subsidiary (1) has
                  been a member of an affiliated group filing a consolidated federal income Tax Return or (2) has any liability for the Taxes of any Person (other than Aurora or any Aurora Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirement), as a transferee or successor, by contract or otherwise.

                  (b) SCHEDULE 2.15 sets forth a list of all jurisdictions (foreign and domestic) in which any Tax Returns have been filed by or on behalf of Aurora or any Aurora Subsidiary, or with respect to Aurora's or the Aurora Subsidiary's respective income, assets or businesses within the three-year period ending on the Closing Date and a description of each such Tax Return and the period for which it was filed.

                  (c) SCHEDULE 2.15 sets forth a list of all jurisdictions (foreign and domestic) in which income, franchise and other Tax Returns of Aurora or an Aurora Subsidiary have been the subject of Tax proceedings and a description of each such Tax Return and the period for which it was filed.

                  (d) Aurora has provided to Cadence and Acquisition Sub all audit reports, closing agreements, letter rulings, or technical advice memoranda relating to any Taxes for which Aurora or any Aurora Subsidiary is or may be liable with respect to Aurora's or such Aurora Subsidiary's respective income, sales, assets or businesses.

            2.16 AFFILIATED PARTY TRANSACTIONS.

                  (a) Except as listed on SCHEDULE 2.16(A) and except for obligations arising under the Transaction Documents, neither Aurora, the Aurora Subsidiaries, nor any of their respective Affiliates has, directly or indirectly, any obligation to or cause of action or claim against Aurora or any Aurora Subsidiary.

                  (b) Except as listed on SCHEDULE 2.16(B) neither Aurora nor any Aurora Subsidiary has any loan or advance in excess of $1,000 outstanding to any stockholder, officer, director or employee thereof and no officer or director of Aurora or any Aurora Subsidiary or any Affiliate of Aurora or any Aurora Subsidiary has, either directly or indirectly:

                        (i) an equity  interest of five  percent (5%) or more in
                  any Person that purchases from or sells or furnishes to Aurora or any Aurora Subsidiary any goods or otherwise does business with Aurora or any Aurora Subsidiary; or

                        (ii) a beneficial  interest in any contract,  commitment
                  or agreement to which Aurora or any Aurora Subsidiary is a party or under which Aurora or such Aurora Subsidiary is obligated or bound or to which the property of Aurora or such Aurora Subsidiary may be subject, other than contracts, commitments or agreements between Aurora or such Aurora Subsidiary and such Persons in their capacities as employees, officers or directors of Aurora or a Aurora Subsidiary; provided, however, that such representation and warranty shall not apply to the ownership, as a passive investment, by any such officer or Affiliate of less than one percent (1%) of a class of securities listed for trading on a national securities exchange or publicly traded in the over-the-counter market.

            2.17 ENVIRONMENTAL MATTERS. Aurora has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances in connection with the operation of its business or otherwise. Except as set forth in SCHEDULE 2.17, Aurora, the operation of its business, and the Aurora Interests are in compliance with all applicable Environmental Laws and orders or directives of any Governmental Entity having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous
Substances, and no actions are presently required to comply with any such applicable Environmental Laws. Aurora has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit arising out of or relating to any Environmental Laws, from any Person arising out of the ownership of the Aurora Interests or the conduct of its operations, and Aurora is not aware of any basis therefor. Aurora has obtained and is maintaining in full force and effect all permits, licenses and approvals required by all Environmental Laws applicable to the Aurora Interests and the business operations conducted thereon and is in compliance with all such permits, licenses and approvals. Aurora has not caused or allowed a release, or a threat of release, of any Hazardous Substance onto, at or near the Aurora Interests.


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

            2.18 NO BROKERS. Neither Aurora nor any Affiliate of Aurora has employed, or otherwise engaged, any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this Agreement.

            2.19 RECEIVABLES. All of the accounts receivable of Aurora and the Aurora Subsidiaries have arisen from bona fide transactions in the ordinary course of Aurora's or the Aurora Subsidiaries' respective businesses, consistent with past practice and are fully collectible within one hundred twenty (120) days of the Closing Date.

            2.20 ASSETS UTILIZED IN THE BUSINESS. The assets, properties and rights owned, leased or licensed by Aurora and the Aurora Subsidiaries and used in connection with their respective businesses and all the agreements to which Aurora or any Aurora Subsidiary is a party relating to the businesses, constitute all of the assets, properties, rights and agreements required in connection with the operation and conduct by Aurora and the Aurora Subsidiaries of their respective businesses as presently conducted.

            2.21 INSURANCE. Set forth in SCHEDULE 2.21 is a list of all insurance policies of any kind covering Aurora and the Aurora Subsidiaries. Cadence and Acquisition Sub have been provided copies of all such policies. Each of these insurance policies (a) are with insurance companies that are financially sound and reputable and are in full force and effect; (b) are sufficient for compliance with all material Legal Requirements and of all applicable Aurora Material Contracts; and (c) are valid, outstanding and enforceable policies. Since January 1, 2000, neither Aurora nor any Aurora Subsidiary has been denied any insurance coverage which it has requested.

            2.22 DELIVERY OF DOCUMENTS; CORPORATE RECORDS. Cadence and Acquisition Sub have heretofore received true, correct and complete copies of all documents, instruments, agreements and records referred to in SECTION 2 of this Agreement and copies of the minute and stock record books of Aurora and each Aurora Subsidiary. The minute and stock record books of each of Aurora and the Aurora Subsidiaries contain true, correct and complete copies of the records of all meetings and consents in lieu of meetings of Aurora's or the Aurora Subsidiaries', as applicable, boards of directors (and all committees thereof) and the shareholders and members of Aurora and the Aurora Subsidiaries since the respective dates of their incorporation or organization.

            2.23 LABOR AND EMPLOYMENT MATTERS.

                  (a) Set forth on SCHEDULE 2.23 is a list of all employees of Aurora and the Aurora Subsidiaries as of the date hereof and their respective positions and hire dates.

                  (b) (i) Neither Aurora nor any Aurora Subsidiary is party to or bound by any collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Aurora or the Aurora Subsidiaries; (ii) none of the employees of Aurora or any Aurora Subsidiary are represented by any labor organization and there are no organizational campaigns, demands, petitions or proceedings pending or threatened by any labor organization or group of employees seeking recognition or certification as collective bargaining representative of any group of employees of Aurora or the Aurora Subsidiaries; (iii) there are no union claims to represent the employees of Aurora or any Aurora Subsidiary; and (iv) there are no strikes, controversies, slowdowns, work stoppages, lockouts or labor disputes pending or threatened against or affecting Aurora or any Aurora Subsidiary, and there have not been any such actions during the past five (5) years.

                  (c) Aurora and each Aurora Subsidiary is, and has at all times during at least the last three (3) years been, in compliance with all applicable Legal Requirements respecting immigration, employment and employment practices, and the terms and conditions of employment, including, without limitation, employment standards, equal employment opportunity, family and medical leave, wages, hours of work and occupational health and safety, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or any other applicable Legal Requirement. There are no employment contracts, severance agreements or retention agreements, oral or written, with any employees of Aurora or any Aurora Subsidiary and no written personnel policies, rules or procedures applicable to employees of Aurora or any Aurora Subsidiary, other than those listed in SCHEDULE 2.23, true and correct copies of which have heretofore been made available to Cadence and Acquisition Sub. Except as set forth in SCHEDULE 2.23, (i) there are no Proceedings related to Aurora or any Aurora Subsidiary pending, or threatened, in any court or with any agency responsible for the enforcement of federal, state, local or foreign labor or employment laws regarding breach of any express or implied contract of employment, any Legal Requirement or regulation governing employment or the termination thereof or other illegal, discriminatory, wrongful or tortious conduct in connection with the employment relationship, the terms and conditions of employment, or applications for employment with Aurora or any Aurora Subsidiary; and (ii) to Aurora's knowledge, no federal, state, local or foreign Governmental Entity responsible for the enforcement of immigration, labor, equal employment opportunity, family and medical leave, wages, hours of work, occupational health and safety or any other employment laws intends to conduct or is conducting an investigation with respect to or relating to Aurora or any Aurora Subsidiary.

                  (d) Since January 1, 2000, neither Aurora nor any Aurora Subsidiary has effectuated (i) a "plant closing" as defined in WARN affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Aurora or the Aurora Subsidiaries; or (ii) a "mass layoff" as defined in WARN affecting any site of employment or facility of Aurora or any Aurora Subsidiary; nor has Aurora or any Aurora Subsidiary been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the employees of Aurora or any Aurora Subsidiary has suffered an "employment loss," as defined in WARN, since January 1, 2001. Aurora and the Aurora Subsidiaries shall be solely and exclusively liable to provide such WARN or other plant closing or mass layoff notices as may be necessary in connection with any loss of employment by any employee of Aurora or the Aurora Subsidiaries through and including the Closing Date.

                  (e) SCHEDULE 2.23 sets forth a complete list of all foreign national employees on whose behalf Aurora or any Aurora Subsidiary has submitted applications and petitions to the U.S. Department of Labor, U.S. Immigration and Naturalization Service, or U.S. Department of State for immigration employment and visa benefits; and Aurora and each Aurora Subsidiary has provided Cadence and Acquisition Sub with copies of all such applications and petitions and all government notices regarding adjudication of such applications and petitions.
SCHEDULE 2.23 identifies and describes any pending or threatened actions against Aurora or the Aurora Subsidiaries for violations under the Immigration Reform and Control Act of 1986 respecting such employees of Aurora and such Aurora Subsidiary.

                  (f) SCHEDULE 2.23 sets forth a complete list of all business and/or assets of Aurora and the Aurora Subsidiaries involving federal contracts giving rise to any reporting or filing obligations with OFCCP and Aurora and each Aurora Subsidiary has complied in all material respects with all hiring and employment obligations applicable under OFCCP rules and regulations.

            2.24 RESTRICTIVE COVENANTS. Except as set forth on SCHEDULE 2.24, neither Aurora nor any Aurora Subsidiary is subject to any covenant that would restrict Aurora or the Aurora Subsidiaries from engaging in their respective businesses.

            2.25 BANK ACCOUNTS. SCHEDULE 2.25 sets forth the names and locations of all banks, depositories and other financial institutions in which Aurora or any Aurora Subsidiary has an account or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto.

            2.26 DIRECTORS, OFFICERS AND CERTAIN EMPLOYEES. SCHEDULE 2.26 sets forth a complete and correct list of the names and title, for each director and officer of Aurora and each Aurora Subsidiary, who received compensation during Aurora's and such Aurora Subsidiary's, as applicable, most recently ended fiscal year. Cadence has been provided current annual salary and bonus information for all Aurora employees, officers and directors. Aurora is not aware of any employee who intends to terminate his or her employment relationship with Aurora or any Aurora Subsidiary, as a result of the transactions contemplated hereby or otherwise.

            2.27 NO MISSTATEMENTS OR OMISSIONS. No representation or warranty by Aurora contained in this Agreement or in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to Cadence or Acquisition Sub or hereafter furnished to Cadence or Acquisition Sub pursuant to this Agreement on the part of Aurora, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      3. REPRESENTATIONS AND WARRANTIES CADENCE AND ACQUISITION SUB. Cadence and Acquisition Sub represent and warrant to Aurora that each of the following statements is true and correct as of the date hereof:

            3.1 ORGANIZATION AND GOOD STANDING. SCHEDULE 3.1 lists each direct and indirect Subsidiary of Cadence. Each of Acquisition Sub, Cadence and any other Cadence Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Except as set forth in SCHEDULE 3.1, each of Acquisition Sub, Cadence and any other Cadence Subsidiary is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary. Cadence has delivered to Aurora true, correct and complete copies of the Articles of Incorporation and Bylaws and other organizational documents, as currently in effect of Cadence and each Cadence Subsidiary.

            3.2 AUTHORIZATION AND VALIDITY. Each of Acquisition Sub and Cadence has the requisite power and authority to execute, deliver and perform this Agreement and each of the other Transaction Documents to be executed and delivered by Acquisition Sub or Cadence, as appropriate, pursuant to this Agreement, and to assume and perform any obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents to be executed and delivered by Acquisition Sub or Cadence pursuant to this Agreement have been duly authorized, executed and delivered by Acquisition Sub or Cadence, as appropriate, and are valid and binding obligations of Acquisition Sub or Cadence, as appropriate, enforceable against each such entity in accordance with their respective terms.

            3.3 NO CONFLICTS OR VIOLATION.

                  (a) The execution, delivery and performance of each of this Agreement and the other Transaction Documents by Acquisition Sub and Cadence do not, and the consummation by it of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Articles of Incorporation, Bylaws or other organizational documents of either Acquisition Sub or Cadence,
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any Contract to which Acquisition Sub or Cadence is a party or by which any of their respective properties or assets may be bound or otherwise subject, except for any Required Consents, or (iii) violate any Legal Requirement applicable to Acquisition Sub or Cadence or any of their respective properties or assets.

                  (b) No filing or registration with, notification to, or authorization, consent or approval of, any legislative or executive agency or department or other regulatory service, authority or agency or any court, arbitration panel or other tribunal or judicial authority of any Governmental Entity or Person, is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents by Acquisition Sub or Cadence or the consummation by Acquisition Sub or Cadence of the transactions contemplated hereby and thereby, except for the Required Consents set forth on SCHEDULE 3.3 hereof.

            3.4 THE SHARES. The shares of Cadence Common Stock to be issued to Aurora's stockholders pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The issuance of the Cadence Common stock pursuant to this Agreement will transfer to Aurora's stockholders valid title to such shares, free and clear of all liens, encumbrances and claims of every kind.

            3.5 SEC FILINGS; DISCLOSURE. Cadence has filed with the SEC all forms, statements, reports and documents required to be filed by it for the fiscal year ended September 30, 2004 under each of the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the respective rules and regulations thereunder, (the "Cadence Disclosure Documents") all of which, as amended, if applicable, complied when filed in all material respects with the applicable requirements of the appropriate Act and the rules and regulations thereunder. As of the filing date of each, the Cadence Disclosure Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            3.6 LITIGATION; COMPLIANCE WITH LAW; LICENSES AND PERMITS.

                  (a) There is no Proceeding pending, nor is there any Proceeding threatened, that involves or affects either of Cadence, Acquisition Sub, or any Cadence Subsidiary by or before any Governmental Entity, court, arbitration panel or any other Person.

                  (b) Since January 1, 2000, Cadence and each Cadence Subsidiary has, and since its formation Acquisition Sub has, complied with all applicable Legal Requirements, including but not limited to Legal Requirements relating to Taxes, zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, handling, treatment, storage or disposal of Hazardous Substances, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security Taxes. Except as set forth on SCHEDULE 3.6, since January 1, 2000, neither Cadence, any Cadence Subsidiary nor Acquisition Sub has received any notice of any violation of any Legal Requirement from a Governmental Entity or others.

                  (c) Except as set forth on SCHEDULE 3.6, Cadence, Acquisition Sub and each Cadence Subsidiary have every License issued by any Governmental Entity, and every Consent by or on behalf of any person required for them to conduct their respective businesses as presently conducted. All such Licenses and Consents are in full force and effect and neither Cadence, Acquisition Sub nor any other Cadence Subsidiary has received notice of any pending cancellation or suspension of any thereof nor is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

            3.7 ACCURACY OF INFORMATION FURNISHED AND REPRESENTATIONS. All information furnished to Aurora by Acquisition Sub or Cadence herein or in any Schedule or Exhibit hereto, or in any certificate, list or other instrument specified or referred to in this Agreement is, and as supplemented after the date of this Agreement by any and all filings with the SEC and any and all publicly disclosed information, including but not limited to any and all press releases, as of the Closing Date will be, true, correct and complete in all material respects, and such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, true, correct and complete in all material respects.

            3.8 INFORMATION SUPPLIED. The registration statement on Form S-4 to be filed with the SEC by Cadence in connection with the issuance of shares of Cadence Common Stock (including shares of Cadence Common Stock issuable upon exercise or conversion of the Aurora Convertible Securities) in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Registration Statement"), and any other documents to be filed by Cadence with the SEC or any other Governmental Entity in connection with the Transaction Documents and the transactions contemplated thereby will (in the case of the Registration Statement and any such other documents filed with the SEC under the 1933 Act or the 1934 Act) comply as to form in all material respects with the requirements of the 1933 Act and the 1934 Act, and will not, on the date of its filing or, in the case of the Registration Statement, at the time it becomes effective under the 1933 Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Cadence with respect to information supplied in writing by or on behalf of Aurora expressly for inclusion therein.

            3.9 ACQUISITION SUB. Acquisition Sub is a newly-formed wholly-owned subsidiary of Cadence that has not engaged in any operations through the Closing Date.

            3.10 CAPITALIZATION.

                  (a) The authorized capital stock of Cadence and each Cadence Subsidiary, the issued and outstanding capital stock of Cadence and each Cadence Subsidiary and the record and beneficial ownership of the capital stock of Cadence and each Cadence Subsidiary is set forth on SCHEDULE 3.10 or in the Cadence Disclosure Documents. The shares of Cadence Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except as contemplated by this Agreement or as set forth on SCHEDULE 3.10, there are no
(i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating, now or in the future, Cadence or any Cadence Subsidiary to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in Cadence or any Cadence Subsidiary or securities convertible into or exchangeable for such shares or equity interests,
(ii) contractual obligations of Cadence to repurchase, redeem or otherwise acquire any capital stock or equity interest of Cadence or any Cadence Subsidiary or (iii) voting trusts, proxies or similar agreements to which Cadence or a Cadence Subsidiary is a party with respect to the voting of the capital stock of Cadence or any Cadence Subsidiary.

                  (b) Except as set forth on Schedule 3.10 and except for the common stock of the Cadence Subsidiaries and temporary investments of cash in marketable securities, Cadence does not own any outstanding shares of capital stock (or other equity interests of entities other than corporations) of any partnership, joint venture, trust, corporation, limited liability company or other entity.


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

            3.11 FINANCIAL STATEMENTS.

                  (a) Attached as SCHEDULE 3.11 is the audited consolidated balance sheet of Cadence as of September 30, 2004 together with the related audited consolidated statement of income (including the related notes and reports of independent auditors, if any) for the fiscal year then ended (together, with the Latest Cadence Balance Sheet and the Interim Cadence Financial Statements, the "Regular Cadence Financial Statements").

                  (b) The Regular Cadence Financial Statements have been prepared by Cadence and have been derived from, and agree with, the books and records of Cadence and fairly present the financial position of Cadence as of the respective dates thereof and the results of operations of Cadence for the respective periods set forth therein. The Regular Cadence Financial Statements have been prepared in accordance with GAAP as of the dates and for the periods involved, subject to the absence of notes and, in the case of the Latest Cadence Balance Sheet and the related statements of operations for the interim period, to normal fiscal year-end adjustments in the ordinary course (none of which, individually or in the aggregate, will be material to the business or the operations of Cadence).

                  (c) Cadence maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain assets accountability, and
(iii) access to assets is permitted only in accordance with management's general or specific authorization, except for any controls the absence of which would not result in a Material Adverse Effect.

            3.12 OPERATION OF BUSINESS.

                  (a) Since the date of the Regular Cadence Financial Statements, Cadence and each Cadence Subsidiary has continued to operate its business in a manner and system of operation employed immediately prior to the date of the Regular Cadence Financial Statements, and Cadence has used its best efforts to prevent harm or damage to the reputation of Cadence or the Cadence Subsidiaries or reduction of existing customer accounts.

                  (b) Except as specifically contemplated by this Agreement or as set forth on SCHEDULE 3.12, since the date of the Regular Cadence Financial Statements neither Cadence nor any Cadence Subsidiary has (i) incurred any liabilities, except in the ordinary course of business consistent with past practice; (ii) paid any obligation or liability, or discharged or satisfied any Encumbrance other than those securing current liabilities, in each case in the ordinary course of business; (iii) mortgaged, pledged or subjected to any Encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (iv) sold, transferred or leased any of its assets except the sale of inventory in the ordinary course of business; (v) suffered any material physical damage, destruction or loss (whether or not covered by insurance) affecting its properties, business or prospects; (vi) entered into any transaction other than in the ordinary course of business; (vii) encountered any labor difficulties or labor union organizing activities; (viii) issued or sold any shares of capital stock or other securities or granted any options, warrants, or other purchase rights with respect thereto other than pursuant to this Agreement; (ix) made any acquisition or disposition of any assets or become involved in any other material transaction, including, without any limitation, any merger or consolidation with, purchase of all or part of the assets of, or acquisition of any business of any proprietorship, firm, association, corporation or other business organization or division thereof; (x) increased the compensation payable, or to become payable, to any of its directors or employees, or increased the scope or nature of any fringe benefits provided for its employees or directors, other than as Cadence has separately informed Aurora; (xi) made any capital investment in, any loan to or any acquisition of the securities or assets of any other Person; (xii) canceled, compromised, waived or released any material right or claim; (xiii) made any change in employment terms for any of its officers or employees; (xiv) made or pledged to make any charitable contribution or other capital contribution outside the ordinary course of business; (xv) violated any Legal Requirement, if such violation could have resulted in a Material Adverse Effect on Cadence or any Cadence Subsidiary, or failed to maintain all governmental licenses and approvals required to operate its business as it is currently being conducted; or (xvi) agreed or committed, whether in writing or otherwise, to do any of the foregoing other than pursuant to the Transaction Documents and the transactions contemplated hereby and thereby. In addition, since the date of the Regular Cadence Financial Statements neither Cadence nor any Cadence Subsidiary has accelerated, terminated, modified or canceled any material agreement, contract, lease or license to which it is a party or by which it or its assets are bound.

                  (c) Since the date of the Regular Cadence Financial Statements, no event, condition or circumstance (including an event, condition or circumstance that has a general adverse effect on the economy as a whole) has occurred that could, or could be reasonably likely to, have a Material Adverse Effect on Cadence or any Cadence Subsidiary.

            3.13 NON-OIL AND GAS REAL PROPERTY. SCHEDULE 3.13 contains a complete and accurate list of all real property, leases in real property, or other interests in real property owned or held by Cadence or any Cadence Subsidiary ( the "Schedule 3.13 Property"), except that the SCHEDULE 3.13 Property does not include any property included in the Cadence Interests (as enumerated in SCHEDULE 3.15). Cadence has delivered or made available to Aurora copies of the deeds and other instruments (as recorded) by which Cadence or any Cadence Subsidiary acquired the SCHEDULE 3.13 Property which it owns, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Cadence or any Cadence Subsidiary and relating to the SCHEDULE
3.13 Property which it owns. Cadence and each Cadence Subsidiary holds good title to all SCHEDULE 3.13 Property owned by Cadence or a Cadence Subsidiary, as applicable. The SCHEDULE 3.13 Property is, or effective simultaneously with the Closing will be, free and clear of all Encumbrances and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) matters disclosed in SCHEDULE 3.13,
(b) liens for current taxes not yet due, and (c) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

            3.14 NON-OIL AND GAS CADENCE FIXTURES AND EQUIPMENT. Except as set forth on SCHEDULE 3.14, Cadence and each Cadence Subsidiary, as applicable, has good title to, or a valid leasehold interest in, the Fixtures and Equipment that are used by Cadence or any Cadence Subsidiary in connection with the conduct of its business (the "Cadence Fixtures and Equipment"), except that the Cadence Fixtures and Equipment do not include any property included in the Cadence Interests. The Cadence Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of Cadence's businesses in the manner as conducted prior to the Closing. Cadence owns, or effective simultaneously with the Closing will own, all of the Cadence Fixtures and Equipment free and clear of all Encumbrances except for (a) matters disclosed in SCHEDULE 3.14, (b) liens for current taxes not yet due, and (c) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

            3.15 OIL AND GAS INTERESTS.

                  (a) Except as set forth on SCHEDULE 3.15, Cadence holds Good and Defensible Title to the Cadence Interests.

                  (b) SCHEDULE 3.15 sets forth all platforms and pipelines, and the equipment, facilities and personal property related to such platforms and pipelines, comprising part of the Cadence Appurtenant Rights.

                  (c) SCHEDULE 3.15 sets forth Cadence's Working Interest and Net Revenue Interest in each Cadence Well.

                  (d) The Cadence Basic Documents are in full force and effect and constitute valid and binding obligations of the parties thereto, and

                        (i) Cadence is not in material breach or default (and no
                  situation exists which with the passing of time or giving of notice would give rise to such a breach or default) of its obligations under any of the Cadence Basic Documents, and no breach or default by any other party to a Cadence Basic Document (or situation which with the passage of time or giving of notice would give rise to such a breach or default) exists, to the extent such breach or default (whether by Cadence or another party to a Cadence Basic Document) could adversely affect any of the Cadence Interests.

                        (ii) Except as set forth in SCHEDULE  3.15, all payments
                  (including, without limitation, all delay rentals, royalties, excess royalties, minimum royalties, overriding royalty interests, shut-in royalties and valid calls for payment or prepayment under operating agreements) owing under the Cadence Basic Documents have been and are being made timely and properly, and before the same became delinquent (by Cadence where the non-payment of same by another party to a Cadence Basic Document could adversely affect any of the Cadence Interests) have been and are being made by such other party in all material respects.

                        (iii) All  conditions  necessary to maintain the Cadence
                  Basic Documents in force have been duly performed.

                        (iv) No non-consent operations exist with respect to any
                  of the Cadence Interests that have resulted or will result in a temporary or permanent increase or decrease in either Cadence's Net Revenue Interest or Working Interest in such Cadence Interest.

                        (v) Except as disclosed on SCHEDULE 3.15, Cadence is not
                  obligated to incur any expenses, and has not made commitments to make expenditures (capital or otherwise), or to apply revenues from a Well's production in connection with any Cadence Interests (and no other similar obligations or liabilities have been incurred) with respect to the ownership or operation of Cadence Interests. Except as provided in
                  SCHEDULE 3.15, Cadence will not incur or commit to any such expense in excess of $250,000 except to the extent that Aurora has been given seven days prior written notice and has consented thereto in writing. Except as disclosed in SCHEDULE 3.15, all expenses payable under the terms of the Cadence Basic Documents have been properly and timely paid except for such expenses as are being currently paid or will be paid prior to delinquency. Except for budgeted capital expenditures as set forth in SCHEDULE 3.15, no proposals calling for expenditures in excess of $250,000 for any one project are currently outstanding (whether made by Cadence, a Cadence Subsidiary, or by any other party) to drill additional Cadence wells, or to deepen, plug back, sidetrack, abandon, or rework existing Wells, or to conduct other operations for which consent is required under the applicable operating agreement, or to conduct any other operations, other than normal operation of existing Wells on Cadence Interests.

                        (vi) No agreements or  arrangements  exist for the sale,
                  gathering, transportation, compression, treating, processing or other marketing of a material volume of production from the Cadence Interests (including without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than the agreements set forth in SCHEDULE 3.15.

                        (vii) Except as set forth in SCHEDULE 3.15,  Cadence has
                  not received prepayments (including, but not limited to, payments for oil and gas not taken pursuant to "take-or-pay" arrangements) for any oil or gas produced from the Cadence Interests as a result of which the obligation does (or may) exist (i) to deliver oil or gas produced from the Cadence Interests beginning on the Effective Date without then receiving payment therefor, or (ii) to make repayments in cash. For each Cadence Interest listed in SCHEDULE 3.15, such Schedule also sets forth as to each such Cadence Interest (i) the total amount of prepayment received prior to the Effective Date, and (ii) whether or not a cash payment can be required in the event recoupment out of production proves to be inadequate. Except as set forth in SCHEDULE 3.15, there is no Cadence Interest with respect to which Cadence has taken an Over-Produced or Under-produced position to the extent such
                  Over-produced or Under-produced position has not, as of the day immediately preceding the Effective Date, been fully made up or otherwise extinguished. For each Cadence Interest listed in SCHEDULE 3.15, such Schedule also sets forth, on a Well-by-Well or any other basis as may be dictated by any applicable balancing agreement, (i) whether Cadence is in an Over-produced or Under-produced position, (ii) the amount of such Over-production or Under-production, (iii) a description of the written balancing agreement (if any) pertaining to such Cadence Interest (or a statement that no such agreement exists) and (iv) a statement as to whether royalties, overriding royalties or other burdens against the Cadence's Net Revenue Interest in the affected Cadence Interests were, during the period the subject imbalance accrued, paid based upon receipts or entitlements. Except as set forth in SCHEDULE 3.15, no pipeline imbalances have arisen and remain outstanding due to the failure of nominations made by Cadence to match actual deliveries of production from any one or more Cadence Interests. Except as set forth in SCHEDULE 3.15, none of the purchasers under any production sales contracts relating to a Cadence Interest has (i) exercised any economic out provision; (ii) curtailed its takes of natural gas in violation of such contracts; or (iii) given notice that it desires to amend the production sales contracts with respect to price or quantity of deliveries under take-or-pay provisions or otherwise.

                        (viii) To  Cadence's  knowledge,  no  delinquent  unpaid
                  bills or past due charges exist for any labor and materials incurred by or on behalf of Cadence related to the
                  exploration,   development   or   operation   of  the  Cadence
                  Interests.

                        (ix) Except as set forth in  SCHEDULE  3.15 or as may be
                  provided for by a Basic Document, neither Cadence nor any Cadence Interest is subject to (i) any area of mutual interest agreements, (ii) any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments of any Cadence Interest or any interest therein not yet made, or could earn additional assignments of any Cadence Interest or any interest therein after the date hereof, (iii) any tax partnership or (iv) any agreement, contract or commitment relating to the disposition or acquisition of the assets of, or any interest in, any other entity.

                        (x) All  severance,  production,  ad  valorem  and other
                  similar taxes based on or measured by ownership or operation of, or production from, the Cadence Interests have been, and are being, paid (properly and timely, and before the same become delinquent) by Cadence in all respects.

                        (xi) Except as set forth in SCHEDULE 3.15, the (i) ownership and operation of the Cadence Interests has, to the extent that non-conformance could adversely affect the Cadence Interests, been conducted in conformity with all applicable material Legal Requirements of all Governmental Entities having jurisdiction over the Cadence Interests or Cadence, and
                  (ii) Cadence has not received any notice of noncompliance with regard to any material Legal Requirement of any Governmental Entity having jurisdiction over the Cadence Interests or Cadence.

                        (xii) Except as set forth in SCHEDULE 3.15, there are no
                  Preferential Rights or Consents, other than Routine Governmental Approvals that affect any Cadence Interests and that will be triggered by the transactions contemplated by the Transaction Documents. SCHEDULE 3.15 sets forth the allocated value of each Cadence Interest that is subject to a Preferential Right.

                        (xiii) Except as set forth in SCHEDULE 3.15, there exist
                  no agreements or other arrangements under which Cadence undertakes to perform gathering, transportation, processing or other marketing services for any other party for a fee or other consideration that is now, or may hereafter be, unrepresentative of commercial rates being received by other parties in comparable, arm's length transactions.

                        (xiv) Except as disclosed in SCHEDULE 3.15, there are no
                  Wells located on the Cadence Interests that (i) Cadence is currently obligated by law or contract to currently plug and abandon, (ii) Cadence will be obligated by law or contract to plug and abandon with the lapse of time or notice or both because the Well is not currently capable of producing severed crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, petroleum, natural gas liquids, condensate, products, liquids, other hydrocarbons or other minerals or materials in paying quantities or otherwise currently being used in normal operations, (iii) are subject to exceptions to a requirement to plug and abandon issued by a Governmental Entity, or (iv) to Cadence's knowledge, have been plugged and abandoned, but have not been plugged in accordance in all material respects with all applicable requirements of any Governmental Entity.

                        (xv) No suit, action or proceeding  (including,  without
                  limitation, tax or environmental demands proceedings) is pending or threatened, which might result in material impairment or loss of title to any of the Cadence Interests or the material value thereof.

                        (xvi) Except as set forth in SCHEDULE 3.15, all proceeds
                  from  the  sale  of   hydrocarbons   produced  from  Cadence's
                  proportionate share of the Cadence Interests are currently being paid to Cadence in all material respects, and no portion of such proceeds is currently being held in suspense by any purchaser thereof or any other party by whom proceeds are paid except for immaterial amounts.

            3.16 NO UNDISCLOSED LIABILITIES.

                  (a) Except as set forth on SCHEDULE 3.16, neither Cadence nor any Cadence Subsidiary has any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against on the Latest Cadence Balance Sheet; or (ii) were incurred in the ordinary course of business.

                  (b) The accounts payable of each of Cadence and the Cadence Subsidiaries are set forth on SCHEDULE 3.16. All such accounts payable are the result of bona fide transactions in the ordinary course of business.

            3.17 CADENCE EMPLOYEE BENEFIT PLANS; ERISA.

                  (a) SCHEDULE 3.17 contains a complete and accurate list of all Employee Benefit Plans of Cadence, Cadence's Subsidiaries and Cadence's ERISA Affiliates ("Cadence Employee Benefit Plans").

                  (b) Each and all  Cadence  Employee  Benefit  Plans  have been administered in all respects in accordance with their respective terms and in compliance with all applicable Legal Requirements, including, without limitation, ERISA and the Code, and each of Cadence, the Cadence Subsidiaries and any ERISA Affiliate of Cadence (as the case may be) has met its obligations under applicable provisions of ERISA and the Code and the regulations thereunder, and other applicable Legal Requirements with respect to such Cadence Employee Benefit Plans.

                  (c) Complete and accurate copies of the following documents for each Cadence Employee Benefit Plan listed on SCHEDULE 3.17 have been delivered to Cadence: (i) the plan texts or other agreements adopted or entered into in connection with any Cadence Employee Benefit Plan which has been reduced to writing, and any related amendments; (ii) a written summary of any unwritten Cadence Employee Benefit Plan; (iii) any related trust agreement, insurance contract, annuity contract or other funding agreement (including all amendments thereto) and any summary plan description required under ERISA, including any modification communicated to or required to be communicated to any participant; and (iv) any communication to any participant relating to any Cadence Employee Benefit Plan in connection with any amendment, termination, establishment, increase or decrease in benefits, acceleration or deceleration of payments, vesting schedules or other events which would result in any liability by or to Cadence, any Cadence Subsidiary or any ERISA Affiliate of Cadence. Since the date such documents described in this SECTION 3.17(C) were supplied, no amendments or changes to the documents described in this SECTION 3.17(C) have been made, and no such amendments or changes shall be adopted or made prior to the Closing Date.

                  (d) There are no termination proceedings with respect to any of the Cadence Employee Benefit Plans.

                  (e) None of the Cadence Employee Benefit Plans is currently, or has ever been, under investigation, audit or review by the Department of Labor, the IRS or any other federal or state Governmental Entity, and no such investigation, audit or review is pending or anticipated. None of the Cadence Employee Benefit Plans is liable, or ever has been liable, for any federal, state, local or foreign Taxes except as may be due in the ordinary course of administration of such Cadence Employee Benefit Plan, and no such Tax is anticipated and no basis for such Tax exists. There is no transaction, act or omission, nor has there ever been any transaction, act or omission, in connection with Cadence, the Cadence Subsidiaries, any ERISA Affiliate of Cadence, or any fiduciary of any Cadence Employee Benefit Plan which could subject Cadence or a Cadence Subsidiary to a fine, civil penalty Tax or other liability.

                  (f) There are no pending or threatened claims, actions, suits, grievances, audits, investigations, or other proceedings, involving, directly or indirectly, any Cadence Employee Benefit Plan, any fiduciary thereof, or any rights or benefits thereunder (except claims for benefits payable in the normal operation of the Cadence Employee Benefit Plan and proceedings with respect to qualified domestic relations orders), and no basis for any such proceeding exists.

                  (g) No written or oral representations have been made to any employee, former employee, retiree, director or independent contractor (or their beneficiaries, dependents or spouses) of Cadence or the Cadence Subsidiaries promising or guaranteeing any employer payment or funding for the continuation of medical, dental or disability coverage after termination of employment or services, as applicable, beyond that legally required.

                  (h) No action or omission of Cadence, any Cadence Subsidiary, any ERISA Affiliate of Cadence or any director, officer, employee, or agent thereof, and no plan documentation or agreement, summary plan description or other written communication distributed generally to employees, in any way restricts, impairs or prohibits (whether legally binding or not) Cadence, the Cadence Subsidiaries, any ERISA Affiliate of Cadence, or any successor thereof from amending, merging, terminating or otherwise discontinuing any Cadence Employee Benefit Plan in accordance with the express terms of any such plan and applicable Legal Requirement at or after Closing, and any such amendment, merger, termination or discontinuance may occur without any liability to any of Aurora, the Aurora Subsidiaries, any ERISA Affiliate of Aurora, Cadence or Acquisition Sub. No agreement, arrangement, commitment, understanding or plan documentation or other written communication distributed generally to employees exists to create any additional Cadence Employee Benefit Plan not listed on
SCHEDULE 3.17.

                  (i) SCHEDULE 3.17 sets forth a reasonable estimate of each of Cadence's and the Cadence Subsidiaries' accrued liability for vacation, sickness and disability expenses through and including the Closing Date.

                  (j) On and after the Closing Date, neither Cadence, the Cadence Subsidiaries, Aurora, nor the Aurora Subsidiaries will have any liability or be under any obligation with respect to any Cadence Employee Benefit Plan which is not disclosed.

                  (k) Full payment has or will have, prior to the Closing, been made of all amounts which Cadence, the Cadence Subsidiaries or any ERISA Affiliate of Cadence is directly or indirectly required, under applicable Legal Requirements, the terms of any Cadence Employee Benefit Plan or any agreement relating to any Cadence Employee Benefit Plan to have paid as a contribution, premium or other remittance thereto or benefit thereunder if such payment has a deadline on or before the Closing Date. There will be no change on or before the Closing Date in the operation of any Cadence Employee Benefit Plan or any documents with respect thereto which will result in an increase in any benefit under any such Cadence Employee Benefit Plan, except as may be required by Legal Requirement. Each Cadence Employee Benefit Plan can be terminated within thirty
(30) days of the Closing Date, without payment of any additional contribution or amount other than for benefits accrued thereunder and without creating any unfunded or unaccrued liability or the vesting or acceleration of any benefits promised by such plan. No

                  (l) All Cadence Employee Benefit Plans that are welfare plans comply with and have been administered in material compliance to the extent applicable with the requirements of the: (i) COBRA; (ii) Heath Insurance Portability and Accountability Act of 1996, as amended; (iii) Mental Health Parity Act of 1996; (iv) Newborns' and Mothers' Health Protection Act; and (v) Women's Health and Cancer Rights Act, to the extent applicable. Cadence Employee Benefit Plans are or have been subject to COBRA.

                  (m) The execution of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Cadence Employee Benefit Plan, employee agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. None of the Severance Plans of Cadence or any Subsidiary of Cadence provide that any of the benefits under such Severance Plans of Cadence or any Subsidiary of Cadence will be increased, nor will the vesting of the benefits under such Severance Plans of Cadence or any Subsidiary of Cadence be accelerated, by the occurrence of any of the transactions contemplated by this Agreement nor will the value of any of the benefits under such Severance Plans of Cadence or any Subsidiary of Cadence be calculated on the basis of any of the transactions contemplated by this Agreement and no payments under any such Severance Plans of Cadence or any Subsidiary of Cadence or other agreement will be parachute payments under
Section 280G of the Code that are non-deductible to Aurora, Aurora Subsidiaries, Cadence or Cadence Subsidiaries or subject to Taxes under Section 4999 of the Code.

                  (n) No Cadence Employee Benefit Plan is or has been subject to
Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA. None of Cadence, any Subsidiary of Cadence or any ERISA Affiliate of Cadence has or has ever had any liability or obligation under Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA. No contributions have ever been made or been owing to an Cadence Employee Benefit Plan pursuant to or under a collective bargaining agreement between employee representatives and Cadence, any Subsidiary of Cadence or any ERISA Affiliate of Cadence.

            3.18 INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 3.18 lists all Intellectual Property of each of Cadence and the Cadence Subsidiaries, including all United States and foreign
(i) patents and patent applications; (ii) trademark registrations and applications therefor and material, unregistered trademarks; (iii) copyright registrations and applications therefor; and (iv) other filings and formal actions made or taken pursuant to federal, state, local and foreign Legal Requirements by Cadence or the Cadence Subsidiaries to protect its or their interests in the Intellectual Property.

                  (b) To Cadence's best knowledge, the conduct of the respective businesses of Cadence and the Cadence Subsidiaries as conducted in the past did not infringe (when conducted) and as currently conducted or contemplated to be conducted does not infringe (either directly or indirectly, such as through contributory infringement) any Intellectual Property right owned or controlled by any third party. There is no Proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction, whether against Cadence or any Cadence Subsidiary or any third party (i) involving any Intellectual Property owned by Cadence or any Cadence Subsidiary; (ii) alleging that the activities or the conduct of the business of Cadence or any Cadence Subsidiary, or the use of any Intellectual Property by any customer or other licensee of Cadence or any Cadence Subsidiary, does or will infringe upon, violate or constitute the unauthorized use of the Intellectual Property rights of any third party; or (iii) challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property, nor is there any reasonable basis for any such proceeding.

                  (c) There are no royalties, fees, honoraria or other payments payable by Cadence or any Cadence Subsidiary to any Person by reason of the ownership, development, use, license, sale or disposition of any Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

            3.19 MATERIAL CONTRACTS.

                  (a) Other than those documents filed with the SEC in connection with the Cadence Disclosure Documents, SCHEDULE 3.19 sets forth a true, complete and correct list of every Contract currently in effect to which Cadence or any Cadence Subsidiary is a party that: (i) provides or provided for aggregate future payments by Cadence or any Cadence Subsidiary or to Cadence or any Subsidiary of more than $25,000; (ii) was entered into by Cadence or any Cadence Subsidiary with an officer, director, key employee or Affiliate of Cadence or any Cadence Subsidiary; (iii) guarantees or indemnifies or otherwise causes or caused Cadence or any Cadence Subsidiary to be liable or otherwise responsible for the obligations or liabilities of another or provides or provided for a charitable contribution by Cadence or any Cadence Subsidiary;
(iv) involves or involved an agreement with any bank, finance company or similar organization; (v) restricts or restricted Cadence or any Cadence Subsidiary from engaging in any business or activity anywhere in the world; (vi) is or was an employment agreement, consulting agreement, independent sales representative agreement or similar arrangement; (vii) is or was a lease; or (viii) is or was otherwise material to the rights, properties, assets, business or operations of Cadence or any Cadence Subsidiary (the foregoing, collectively, "Cadence Material Contracts"). Cadence has heretofore made available true, complete and correct copies of all Cadence Material Contracts to Aurora.

                  (b) Each of the Cadence Material Contracts is in full force and effect and there is not now and there has not been claimed or alleged by any Person with respect to the Cadence Material Contracts, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of Cadence or any Cadence Subsidiary or on the part of any other party thereto; no Consent from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the current Cadence Material Contracts, other than such Consents that have been obtained and are in full force and effect and such notices that have been duly given and, in each case copies of such Consents and notices have been delivered to Aurora.

            3.20 TAXES.

                  (a) Except as set forth in SCHEDULE 3.20:

                        (i) Cadence and each Cadence Subsidiary has (A) duly and
                  timely filed or caused to be filed each Tax Return that is required to be filed by or on behalf of Cadence or such Cadence Subsidiary or that includes or relates to Cadence and such Cadence Subsidiary, their respective income, sales, assets or businesses, and such Tax Returns are true, correct and complete; (B) duly and timely paid in full, or caused to be paid in full, all Taxes due and payable on or prior to the Closing Date, and (C) properly accrued all Taxes on the books and records of Cadence and such Cadence Subsidiary, as applicable, in accordance with GAAP and with a provision for the payment of all Taxes due or claimed to be due or for which Cadence and such Cadence Subsidiary, as applicable, otherwise is liable, in each case with respect to Cadence's or such Cadence Subsidiary's respective income, sales, assets or businesses;

                        (ii) Neither Cadence nor any Cadence Subsidiary has requested or is the beneficiary of an extension of time within which to file any Tax Return in respect of any Tax period that has not since been filed;

                        (iii) Cadence and each Cadence  Subsidiary  has complied
                  in all respects with all applicable Legal Requirements relating to the payment, collection or withholding of any Tax, and the remittance thereof including, but not limited to, Code
                  Section 3402;

                        (iv) There is no Encumbrance for Taxes upon any asset or
                  property of Cadence or any Cadence Subsidiary (except for any statutory Encumbrance for any Tax not yet due);

                        (v) All  Taxes  assessed  or for  which  Cadence  or any
                  Cadence Subsidiary is liable with respect to Cadence's or such Cadence Subsidiary's respective income, sales, assets or businesses have been paid or accrued;

                        (vi) Any assessment, deficiency or adjustment related to
                  or in connection with any Tax for which Cadence or any Cadence Subsidiary is liable or with respect to Cadence's or such Cadence Subsidiary's, as applicable, income, sales, assets or business that is or was required to be reported to any Governmental Entity has been so reported, and any additional Taxes owed with respect thereto have been paid;

                        (vii) There is no  outstanding  subpoena or summons from
                  any Governmental Entity with respect to any Tax for which Cadence or any Cadence Subsidiary is or may be liable or with respect to Cadence's or such Cadence Subsidiary's, as applicable, income, sales, assets or business;

                        (viii) Neither  Cadence nor any Cadence  Subsidiary is a
                  party to any agreement with any Governmental Entity (including, but not limited to, any closing agreement within the meaning of Code Section 7121 or any analogous Legal Requirement) or has requested or received a private letter or other ruling from any Governmental Entity relating to any Tax for which Cadence or such Cadence Subsidiary is or may be liable or with respect to Cadence's or such Cadence Subsidiary's, as applicable, income, sales, assets or business;

                        (ix) Neither Cadence nor any Cadence  Subsidiary has any
                  "tax-exempt use property," within the meaning of Code Section 168(h) or any similar provision of applicable law with respect to Cadence, each Cadence Subsidiary, or their respective income, sales, assets or businesses;

                        (x) No asset of Cadence  or any  Cadence  Subsidiary  is
                  required to be treated as being owned by any other Person pursuant to any provision of applicable law, including, but not limited to, the "safe harbor" leasing provisions of Code
                  Section 168(f)(8) as in effect prior to the repeal of those "safe harbor" leasing provisions;

                        (xi) Neither Cadence nor any Cadence  Subsidiary is, nor
                  has any of them ever been, a "United States real property holding corporation" within the meaning of Code Section 897(c)(2) at any time during the applicable period referred to in Code Section 897(c)(l)(A)(ii);

                        (xii) No jurisdiction where Cadence or any Cadence Subsidiary does not file a Tax Return has made or threatened to make a claim that Cadence or such Cadence Subsidiary is required to file a Tax Return for such jurisdiction or is subject to Tax in such jurisdiction;

                        (xiii) Neither Cadence nor any Cadence Subsidiary has distributed stock of another Person or has had its stock distributed by another Person in a transaction that was purported or intended to be governed by Code Section 355 or Code Section 361;

                        (xiv) The statute of limitations  for any Tax proceeding
                  or the assessment or collection of any Tax for which Cadence or any Cadence Subsidiary is or may be liable or with respect to its income, sales, assets or business has never been extended or waived; and

                        (xv) Neither Cadence nor any Cadence  Subsidiary (1) has
                  been a member of an affiliated group filing a consolidated federal income Tax Return or (2) has any liability for the Taxes of any Person (other than Cadence or any Cadence Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirement), as a transferee or successor, by contract or otherwise.

                  (b) SCHEDULE 3.20 sets forth a list of all jurisdictions (foreign and domestic) in which any Tax Returns have been filed by or on behalf of Cadence or any Cadence Subsidiary, or with respect to Cadence's or the Cadence Subsidiaries' respective income, assets or businesses within the three-year period ending on the Closing Date and a description of each such Tax Return and the period for which it was filed.

                  (c) SCHEDULE 3.20 sets forth a list of all jurisdictions (foreign and domestic) in which income, franchise and other Tax Returns of Cadence or a Cadence Subsidiary have been the subject of Tax proceedings and a description of each such Tax Return and the period for which it was filed.

                  (d) Cadence has provided to Aurora all audit reports, closing agreements, letter rulings, or technical advice memoranda relating to any Taxes for which Cadence or any Cadence Subsidiary is or may be liable with respect to Cadence's or such Cadence Subsidiary's respective income, sales, assets or businesses.

            3.21 AFFILIATED PARTY TRANSACTIONS.

                  (a) Except as listed on SCHEDULE 3.21(A) and except for obligations arising under the Transaction Documents, neither Cadence, nor the Cadence Subsidiaries nor any of their respective Affiliates has, directly or indirectly, any obligation to or cause of action or claim against Cadence or any Cadence Subsidiary.

                  (b) Except as listed on SCHEDULE 3.21(B) neither Cadence nor any Cadence Subsidiary has any loan or advance in excess of $1,000 outstanding to any stockholder, officer, director or employee thereof and no officer or director of Cadence or any Cadence Subsidiary or any Affiliate of Cadence or any Cadence Subsidiary has, either directly or indirectly:

                        (i) an equity  interest of five  percent (5%) or more in
                  any Person that purchases from or sells or furnishes to Cadence or any Cadence Subsidiary any goods or otherwise does business with Cadence or any Cadence Subsidiary; or

                        (ii) a beneficial  interest in any contract,  commitment
                  or agreement to which Cadence or any Cadence Subsidiary is a party or under which Cadence or such Cadence Subsidiary is obligated or bound or to which the property of Cadence or such Cadence Subsidiary may be subject, other than contracts, commitments or agreements between Cadence or such Cadence Subsidiary and such Persons in their capacities as employees, officers or directors of Cadence or a Cadence Subsidiary; provided, however, that such representation and warranty shall not apply to the ownership, as a passive investment, by any such officer or Affiliate of less than one percent (1%) of a class of securities listed for trading on a national securities exchange or publicly traded in the over-the-counter market.

            3.22 ENVIRONMENTAL MATTERS. Cadence has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances in connection with the operation of its business or otherwise. Except as set forth in SCHEDULE 3.22, Cadence, the operation of its business, and the Cadence Interests are in compliance with all applicable Environmental Laws and orders or directives of any Governmental Entity having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous
Substances, and no actions are presently required to comply with any such applicable Environmental Laws. Cadence has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit arising out of or relating to any Environmental Laws, from any Person arising out of the ownership of the Cadence Interests or the conduct of its operations, and Cadence is not aware of any basis therefor. Cadence has obtained and is maintaining in full force and effect all permits, licenses and approvals required by all Environmental Laws applicable to the Cadence Interests and the business operations conducted thereon and is in compliance with all such permits, licenses and approvals. Cadence has not caused or allowed a release, or a threat of release, of any Hazardous Substance onto, at or near the Cadence Interests.

            3.23 NO BROKERS. Except as set forth on Schedule 3.23, neither Cadence nor any Affiliate of Cadence has employed, or otherwise engaged any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this Agreement.

            3.24 RECEIVABLES.  All of the accounts receivable of Cadence and the
Cadence Subsidiaries have arisen from bona fide transactions in the ordinary course of Cadence's or the Cadence Subsidiaries' respective businesses, consistent with past practice and are fully collectible within one hundred twenty (120) days of the Closing Date.

            3.25 ASSETS UTILIZED IN THE BUSINESS. The assets, properties and rights owned, leased or licensed by Cadence and the Cadence Subsidiaries and used in connection with their respective businesses and all the agreements to which Cadence or any Cadence Subsidiary is a party relating to the businesses, constitute all of the assets, properties, rights and agreements required in connection with the operation and conduct by Cadence and the Cadence Subsidiaries of their respective businesses as presently conducted.

            3.26 INSURANCE. Set forth in SCHEDULE 3.26 is a list of all insurance policies of any kind covering Cadence and the Cadence Subsidiaries. Each of these insurance policies (a) are with insurance companies that are financially sound and reputable and are in full force and effect; (b) are sufficient for compliance with all material Legal Requirements and of all applicable Cadence Material Contracts; and (c) are valid, outstanding and enforceable policies. Since January 1, 2000, neither Cadence nor any Cadence Subsidiary has been denied any insurance coverage which it has requested. Aurora has been provided copies of all such policies.

            3.27 DELIVERY OF DOCUMENTS; CORPORATE RECORDS. Aurora has heretofore received true, correct and complete copies of all documents, instruments, agreements and records referred to in Section 3 of this Agreement and copies of the minute and stock record books of Cadence and each Cadence Subsidiary. The minute and stock record books of each of Cadence and the Cadence Subsidiaries contain true, correct and complete copies of the records of all meetings and consents in lieu of meetings of Cadence's or the Cadence Subsidiaries', as applicable, boards of directors (and all committees thereof) and the shareholders of Cadence and the Cadence Subsidiaries since the respective dates of their incorporation.

            3.28 LABOR AND EMPLOYMENT MATTERS.

                  (a) Set forth on SCHEDULE 3.28 is a list of all employees of Cadence and the Cadence Subsidiaries as of the date hereof and their respective positions and hire dates.

                  (b) (i) Neither Cadence nor any Cadence Subsidiary is party to or bound by any collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Cadence or the Cadence Subsidiaries; (ii) none of the employees of Cadence or any Cadence Subsidiary are represented by any labor organization and there are no organizational campaigns, demands, petitions or proceedings pending or threatened by any labor organization or group of employees seeking recognition or certification as collective bargaining representative of any group of employees of Cadence or the Cadence Subsidiaries; (iii) there are no union claims to represent the employees of Cadence or any Cadence Subsidiary; and (iv) there are no strikes, controversies, slowdowns, work stoppages, lockouts or labor disputes pending or threatened against or affecting Cadence or any Cadence Subsidiary, and there have not been any such actions during the past five (5) years.

                  (c) Cadence  and each  Cadence  Subsidiary  is, and has at all times during at least the last three (3) years been, in compliance with all applicable Legal Requirements respecting immigration, employment and employment practices, and the terms and conditions of employment, including, without limitation, employment standards, equal employment opportunity, family and medical leave, wages, hours of work and occupational health and safety, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or any other applicable Legal Requirement. There are no employment contracts, severance agreements or retention agreements, oral or written, with any employees of Cadence or any Cadence Subsidiary and no written personnel policies, rules or procedures applicable to employees of Cadence or any Cadence Subsidiary, other than those listed in SCHEDULE 3.28, true and correct copies of which have heretofore been made available to Aurora. Except as set forth in
SCHEDULE 3.28, (i) there are no Proceedings related to Cadence or any Cadence Subsidiary pending, or threatened, in any court or with any agency responsible for the enforcement of federal, state, local or foreign labor or employment laws regarding breach of any express or implied contract of employment, any Legal Requirement or regulation governing employment or the termination thereof or other illegal, discriminatory, wrongful or tortious conduct in connection with the employment relationship, the terms and conditions of employment, or applications for employment with Cadence or any Cadence Subsidiary; and (ii) to Cadence's knowledge, no federal, state, local or foreign Governmental Entity responsible for the enforcement of immigration, labor, equal employment opportunity, family and medical leave, wages, hours of work, occupational health and safety or any other employment laws intends to conduct or is conducting an investigation with respect to or relating to Cadence or any Cadence Subsidiary.

                  (d) Since January 1, 2000, neither Cadence nor any Cadence Subsidiary has effectuated (i) a "plant closing" as defined in WARN affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Cadence or the Cadence Subsidiaries; or (ii) a "mass layoff" as defined in WARN affecting any site of employment or facility of Cadence or any Cadence Subsidiary; nor has Cadence or any Cadence Subsidiary been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the employees of Cadence or any Cadence Subsidiary has suffered an "employment loss," as defined in WARN, since January 1, 2001. Cadence and the Cadence Subsidiaries shall be solely and exclusively liable to provide such WARN or other plant closing or mass layoff notices as may be necessary in connection with any loss of employment by any employee of Cadence or the Cadence Subsidiaries through and including the Closing Date.

                  (e) SCHEDULE 3.28 sets forth a complete list of all foreign national employees on whose behalf Cadence or any Cadence Subsidiary has submitted applications and petitions to the U.S. Department of Labor, U.S. Immigration and Naturalization Service, or U.S. Department of State for immigration employment and visa benefits; and Cadence and each Cadence Subsidiary has provided Aurora with copies of all such applications and petitions and all government notices regarding adjudication of such applications and petitions. SCHEDULE 3.28 identifies and describes any pending or threatened actions against Cadence or the Cadence Subsidiaries for violations under the Immigration Reform and Control Act of 1986 respecting such employees of Cadence and such Cadence Subsidiary.

                  (f) SCHEDULE  3.28 sets forth a complete  list of all business and/or assets of Cadence and the Cadence Subsidiaries involving federal contracts giving rise to any reporting or filing obligations with OFCCP, and Cadence and each Cadence Subsidiary has complied in all material respects with all hiring and employment obligations applicable under OFCCP rules and regulations.

            3.29 RESTRICTIVE COVENANTS. Except as set forth on SCHEDULE 3.29, neither Cadence nor any Cadence Subsidiary is subject to any covenant that would restrict Cadence or the Cadence Subsidiaries from engaging in their respective businesses.

            3.30 BANK ACCOUNTS. SCHEDULE 3.30 sets forth the names and locations of all banks, depositories and other financial institutions in which Cadence or any Cadence Subsidiary has an account or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto.

            3.31 DIRECTORS, OFFICERS AND CERTAIN EMPLOYEES. SCHEDULE 3.31 sets forth a complete and correct list of the names and title, for each director and officer of Cadence and each Cadence Subsidiary, who received compensation during Cadence's and such Cadence Subsidiary's, as applicable, most recently ended fiscal year. Aurora has been provided current annual salary and bonus information for all Cadence employees, officers and directors. Except as disclosed on SCHEDULE 3.31, Cadence is not aware of any employee who intends to terminate his or her employment relationship with Cadence or any Cadence Subsidiary, as a result of the transactions contemplated hereby or otherwise.

      4. CONDITIONS TO OBLIGATIONS OF AURORA TO CLOSE. The obligations of Aurora to consummate the transactions contemplated hereby and to make the deliveries contemplated at the Closing shall, in addition to the conditions set forth elsewhere herein, be subject to satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by
Aurora:

            4.1 CORRECTNESS OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Cadence and Acquisition Sub contained in this Agreement shall have been true and correct on the date hereof and shall be true and correct on the Closing Date with the same effect as if made on the Closing Date, and Cadence shall have executed and delivered to Aurora at Closing a certificate of an officer of Cadence to that effect.

            4.2 PERFORMANCE OF COVENANTS AND AGREEMENTS. All of the covenants and agreements of Cadence and Acquisition Sub contained in this Agreement and required to be performed by Cadence or Acquisition Sub before the Closing Date shall have been performed in all respects, and Cadence and Acquisition Sub shall each have executed and delivered to Aurora at Closing a certificate to that effect.

            4.3  EFFECTIVENESS  OF  REGISTRATION  STATEMENT.   The  Registration
Statement shall have been declared effective by the staff of the SEC.

            4.4 LOCK UP AGREEMENTS. Each of the following Cadence Shareholders shall have executed a lock-up agreement, reasonably satisfactory to Aurora that will prohibit each such person from selling more than 10% of their respective holdings of Cadence Common Stock, measured immediately prior to the Effective Time, for a period of thirty-six (36) months. The parties intend that any shares of Cadence Common Stock received by the shareholders listed below in exchange for Aurora shares as part of the Merger are not subject to the lock-up agreement.

                  (a) Howard Crosby;

                  (b) Crosby Enterprises, Inc.;

                  (c) Dotson Exploration Company;

                  (d) John Ryan;

                  (e) Nancy Martin Ryan;

                  (f) Nancy Martin Ryan as custodian for Karen Ryan;

                  (g) Nancy Martin Ryan as custodian for Patrick Ryan;

                  (h) J.P. Ryan Company, Inc.;

                  (i) Andover Capital Corporation;

                  (j) Nathan A. Low Roth IRA;

                  (k) Nathan A. Low;

                  (l) Nathan A. Low Family Trust;

                  (m) Shares owned by Nathan A. Low's wife for the benefit of their minor children;

                  (n) Thomas Kaplan;

                  (o) Electrum Resources, LLC;

                  (p) Electrum Capital, LLC; and

                  (q) CGT Management, Ltd.

            4.5 OPINION OF COUNSEL FOR CADENCE. Aurora shall have received an opinion of counsel from Jenkins & Gilchrist Parker Chapin LLP, counsel for Cadence, in form and substance reasonably satisfactory to Aurora and dated as of the Closing Date. In rendering such opinion, counsel may rely upon certificates of public officials and upon certificates of officers of Cadence as to factual matters.

            4.6 NO NEW PROCEEDINGS. Cadence shall not be named as a defendant or respondent in any new Proceeding during the period between the execution of this Agreement and the Closing alleging damages in excess of $100,000.

            4.7 BOARD OF DIRECTORS APPROVALS. The Board of Directors of Cadence shall have approved:

                  (a) A change in Cadence's fiscal year-end from September 30 to December 31, to be effective as of the Effective Time; and

                  (b) An amendment to Cadence's Bylaws to: (i) eliminate the reference to cumulative voting in Article II, Section 8; and (ii) modify Article III, Section 1 to provide for a minimum of three and a maximum of ten directors.

            4.8 CADENCE WARRANTS. Holders of the warrants issued by Cadence in April 2004 in connection with a debt financing, shall have agreed to waive their price protection provided for in Section 2 of the Warrants such that the number of shares subject to the warrants will remain unchanged from that stated on the face of the warrant, in consideration for a reduction in the exercise price to $1.25 per share from the initial $4.00 per share exercise price.

            4.9 PROXY. Each of the following Cadence shareholders shall have signed a proxy, reasonably satisfactory to Aurora, which grants to William W. Deneau and Lorraine King, with power of substitution, the ability to vote all shares owned by such shareholder on behalf of such shareholder with respect to any matter on which holders of Cadence Common Stock are entitled to vote, for a period of thirty-six (36) months after the Closing Date:

                  (a) Howard Crosby;

                  (b) Crosby Enterprises, Inc.;

                  (c) Dotson Exploration Company;

                  (d) John Ryan;

                  (e) Nancy Martin Ryan;

                  (f) Nancy Martin Ryan as custodian for Karen Ryan;

                  (g) Nancy Martin Ryan as custodian for Patrick Ryan;

                  (h) J.P. Ryan Company, Inc.;

                  (i) Andover Capital Corporation;

                  (j) Nathan A. Low Roth IRA;

                  (k) Nathan A. Low;

                  (l) Nathan A. Low Family Trust;

                  (m) Shares owned by Nathan A. Low's wife for the benefit of their minor children;

                  (n) Thomas Kaplan;

                  (o) Electrum Resources, LLC;

                  (p) Electrum Capital, LLC; and

                  (q) CGT Management, Ltd.


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

            4.10 VOTING AGREEMENT. A Voting Agreement in a form reasonably acceptable to all the parties hereto, relating to the election of the Cadence directors, shall have been executed.

      5. CONDITIONS TO OBLIGATIONS OF CADENCE AND ACQUISITION SUB TO CLOSE. The obligations of Cadence and Acquisition Sub to consummate the transactions contemplated hereby and to make the deliveries contemplated at the Closing shall, in addition to conditions set forth elsewhere herein, be subject to the satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by Cadence and Acquisition Sub:

            5.1 CORRECTNESS OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Aurora contained in this Agreement shall have been true and correct on the date hereof and shall be true and correct in all respects on the Closing Date with the same effect as if made on the Closing Date, and Aurora shall have executed and delivered to Cadence and Acquisition Sub at Closing a certificate of an officer of Aurora to that effect.

            5.2 PERFORMANCE OF COVENANTS AND AGREEMENTS. All of the covenants and agreements of Aurora contained in this Agreement and required to be performed on or before the Closing Date shall have been performed in all respects, and Aurora shall have delivered to Cadence and Acquisition Sub at Closing a certificate of Aurora to that effect.

            5.3 OPINION OF COUNSEL FOR AURORA. Cadence shall have received an opinion of counsel from Fraser Trebilcock Davis & Dunlap, P.C., counsel for Aurora, in form and substance reasonably satisfactory to Cadence and dated as of the Closing Date. In rendering such opinion, counsel may rely upon certificates of public officials and upon certificates of officers of Aurora as to factual matters.

            5.4 SHAREHOLDER APPROVAL OF MERGER. The shareholders of Aurora shall have taken all corporate action required to approve the Merger, and Aurora shall have delivered to Cadence and Acquisition Sub at Closing a certificate of Aurora's corporate secretary to that effect.

            5.5 LOCK UP AGREEMENTS. Each of the following individuals (including any Affiliate of such person that owns Aurora stock) shall have executed a lock-up agreement, reasonably satisfactory to Cadence, that will prohibit each such person from selling more than 10% of their respective holdings of Cadence Common Stock received as a part of the Merger, measured as of the Effective Time, for a period of thirty-six (36) months:

                  (a) William W. Deneau,

                  (b) John V. Miller, and

                  (c) Thomas W. Tucker.


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

            5.6 NO NEW PROCEEDINGS. Aurora shall not be named as a defendant or respondent in any new Proceedings during the period between the execution of this Agreement and the Closing alleging damages in excess of $100,000.

            5.7 CONSENTS SATISFIED. Aurora shall have obtained all required consents, including, but not limited to, those listed on SCHEDULE 2.4 hereto.

      6. CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES TO CLOSE. The obligations of all Parties to consummate the transactions contemplated hereby and to make the deliveries contemplated at the Closing shall, in addition to conditions set forth elsewhere herein, be subject to the satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by all the Parties hereto:

            6.1 NO LEGAL BAR.

                  (a) There shall not have been instituted or threatened any legal Proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain substantial damages with respect thereto.

                  (b) None of the Parties hereto shall be prohibited by any law, order, writ, injunction or decree of any Governmental Entity of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no Proceeding shall then be pending that questions the validity of this Agreement, any of the transactions contemplated hereby or any action that has been taken by any of the parties or any corporate entity, in connection herewith, or in connection with any of the transactions contemplated hereby.

            6.2 INVESTMENT OF RUBICON IN CADENCE AND AURORA. . Rubicon shall have completed its contemplated investments in Cadence and Aurora to the reasonable satisfaction of both Cadence and Aurora.

      7. POST CLOSING COVENANT. Cadence covenants and agrees that no later than 90 days after the Closing, Cadence shall have a meeting of its shareholders to vote on a proposal to change Cadence's corporate name to "Aurora Oil and Gas Corporation".

      8. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

            8.1 GENERAL. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in SECTION 4, SECTION 5 and SECTION 6).

            8.2 FULL ACCESS. Each Party shall permit representatives of each other Party to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party.

            8.3 NOTICE OF DEVELOPMENTS. Aurora will give prompt written notice to Cadence of any material adverse development causing a breach of any of the representations and warranties of Aurora herein. Cadence and Acquisition Sub will give prompt written notice to Aurora of any material adverse development causing a breach of any of their respective representations and warranties. No disclosure by any Party pursuant to this section, however, shall be deemed to amend or supplement any Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

            8.4 PREPARATION OF REGISTRATION STATEMENT AND PROXY STATEMENT. Cadence shall prepare and file with the SEC, as soon as reasonably practicable after the date hereof, the Registration Statement. Cadence and Aurora shall use their best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing and Aurora will cooperate with Cadence in the preparation of such Registration Statement. Cadence shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to taxation or service of process in any jurisdiction where Cadence is not now so qualified or subject) required to be taken under applicable state blue sky or provincial or federal securities laws in connection with the issuance of Cadence Common Stock in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement, Cadence shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Cadence, Aurora and Acquisition Sub shall cooperate with each other in the preparation of the Registration Statement and any amendment or supplement thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the Registration Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the other promptly copies of all correspondence between Cadence or Aurora, as the case may be, or any of their respective Representatives and the SEC with respect to the Registration Statement. Cadence shall give Aurora and its counsel the opportunity to review the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of Aurora, Cadence and Acquisition Sub agrees to use its best efforts, after consultation with the other Parties, to respond promptly to all such comments of and requests by the SEC and to cause the Registration Statement to be declared effective by the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger.

            8.5 REGULATORY AND OTHER APPROVALS. Subject to the terms and conditions of this Agreement, each Party will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental Entities or any other public or private third parties required of a Party or any of their subsidiaries to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental Entity or other public or private third parties as the other party or such Governmental Entity or other public or private third parties may reasonably request in connection therewith.

            8.6 OBSERVER RIGHTS.

                  (a) Cadence shall invite William W. Deneau or his designee, as a representative of Aurora, to attend all meetings of the Cadence Board of Directors, in person or by conference telephone or other means of remote communication, in a nonvoting observer capacity. Cadence shall provide Mr.
Deneau copies of all notices, minutes, consents and other materials that it provides to the Cadence directors. Notice of the meetings shall be provided to Mr. Deneau at the same time and in the same manner as notice is provided to Cadence's directors. Mr. Deneau or his designee may be excluded from any meeting or portion of a meeting of the Cadence Board of Directors or Cadence may withhold information from Mr. Deneau provided to the Cadence directors, if attendance at the meeting or access to the information could adversely affect the attorney-client privilege between Cadence and its counsel, or involve a conflict of interest between Cadence and Aurora.

                  (b) Aurora shall invite Howard  Crosby or his  designee,  as a representative  of  Cadence,  to attend  all  meetings  of the  Aurora  Board of
Directors, in person or by conference telephone or other means of remote communication, in a nonvoting observer capacity. Aurora shall provide Mr. Crosby copies of all notices, minutes, consents and other materials that it provides to the Aurora directors. Notice of the meetings shall be provided to Mr. Crosby at the same time and in the same manner as notice is provided to Aurora's directors. Mr. Crosby or his designee may be excluded from any meeting or portion of a meeting of the Aurora Board of Directors or Aurora may withhold information from Mr. Crosby provided to the Aurora directors, if attendance at the meeting or access to the information could adversely affect the attorney-client privilege between Aurora and its counsel, or involve a conflict of interest between Aurora and Cadence.

      9. INDEMNIFICATION.

            9.1 INDEMNIFICATION BY AURORA. Aurora shall indemnify and hold harmless Cadence and Acquisition Sub, their respective officers, directors, employees, attorneys and agents and controlling persons from any liability, damage, deficiency, loss, penalty, cost or expense, including reasonable attorneys fees and costs of investigating and defending against lawsuits, complaints, actions or other pending or threatened litigation (being hereafter referred to in this SECTION 9 as "Costs"), arising from or attributable to any breach of any representation, warranty or agreement made by Aurora herein or in any certificate delivered by Aurora in connection with the transaction contemplated herein, subject to the Indemnification Cap described in SECTION 9.4(F).

            9.2 INDEMNIFICATION BY CADENCE. Cadence shall indemnify and hold harmless Aurora and its officers, directors, employees, attorneys, agents and controlling persons from Costs arising from or attributable to any breach of any representation, warranty or agreement made by Cadence or Acquisition Sub herein or in any certificate delivered by Cadence or Acquisition Sub in connection with the transaction contemplated herein, subject to the Indemnification Cap described in SECTION 9.4(F).

            9.3 LIMITATIONS PERIOD. The indemnification rights provided in SECTIONS 9.1 and 9.2 apply only with respect to claims asserted by written notice provided to the Party from whom indemnification is sought, no later than six (6) months after the Effective Date (the "Indemnification Period"). This limitations period is not intended to restrict the right of a director, officer, employee, attorney or agent of a Party to seek indemnification from that Party, consistent with the Party's bylaws or corporate policies.

            9.4   PROCEDURES   FOR   RESOLUTION   AND   PAYMENT  OF  CLAIMS  FOR
INDEMNIFICATION.

                  (a) If a Person entitled to be indemnified  under this SECTION
9 (the "Indemnitee") shall incur any Costs or determine that it is likely to incur any Costs, including without limitation claims by third parties, and believes that it is entitled to be indemnified against such Costs by a Party hereunder (the "Indemnitor"), such Indemnitee shall deliver to the Indemnitor a certificate (an "Indemnity Certificate") signed by the Indemnitee which Indemnitee Certificate shall:

                        (i) state that the Indemnitee has paid or properly accrued Costs, or anticipates that it will incur liability for Costs for which such Indemnitee is entitled to indemnification pursuant to this Agreement; and

                        (ii) specify in reasonable  detail each  individual item
                  of Cost included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty or breach of covenant to which each such item is related and the computation of the amount to which such Indemnitee claims to be entitled hereunder.

                  (b) In case the Indemnitor shall object to the indemnification of an Indemnitee in respect of any claim or claims specified in any Indemnity Certificate, the Indemnitor shall within 30 days after receipt by the Indemnitor of such Indemnity Certificate deliver to the Indemnitee a written notice to such effect and the Indemnitor and the Indemnitee shall, within the 30-day period beginning on the date of receipt by the Indemnitee of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnitor shall have so objected. If the Indemnitee and the Indemnitor shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnitee and the Indemnitor shall promptly prepare and sign a writing setting forth such agreement.

                  (c) Claims for Costs specified in any Indemnity Certificate to which an Indemnitor shall not object in writing, claims for Costs covered by a written agreement of the nature described in SECTION 9.3(B) and claims for Costs the validity and amount of which shall have been the subject of a final judicial determination are hereinafter referred to, collectively, as "Agreed Claims".

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

                  (d) Promptly after the assertion by any third party of any claim against any Indemnitee that, in the judgment of such Indemnitee, may result in the incurrence by such Indemnitee of Costs for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall deliver to the Indemnitor a written notice describing in reasonable detail such claim and such Indemnitor may, at its option, assume the defense of the Indemnitee against such claim (including the employment of counsel, who shall be satisfactory to such Indemnitee, and the payment of expenses), which assumption shall not be deemed an admission of liability for indemnification. Any Indemnitee shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereto, but the fees and expenses of such counsel shall not be at the expense of the Indemnitor unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized by the Indemnitor, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnitee and the Indemnitor and such Indemnitee shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Indemnitor. No Indemnitor shall be liable to indemnify any Indemnitee for any settlement of any such action or claim effected without the consent of the Indemnitor but if settled with the written consent of the Indemnitor, or if there be a final judgment for the plaintiff in any such action, the Indemnitor shall jointly and severally indemnify and hold harmless each Indemnitee from and against any loss or liability by reason of such settlement or judgment. If an Indemnitor assumes the defense of an Indemnitee against a claim asserted hereunder, the Indemnitee shall give the Indemnitor access to the company's books and records as necessary to conduct such defense and cooperate in such defense.

                  (e) If a Party is required to provide an indemnification to the other Party (Aurora to Cadence and/or Acquisition Sub or Cadence and/or Acquisition Sub to Aurora), the indemnification shall be paid not with cash, but solely by changing the exchange ratio in the Merger as follows. If the Costs arising from or attributable to a breach of any representation, warranty or agreement made by the Indemnitor are less than $3 million in the aggregate, no adjustment to the exchange ratio shall be made. If the Costs arising from or attributable to a breach of any representation, warranty, or agreement made by the Indemnitor is equal to or more than $3 million in the aggregate, then for each $3 million in aggregate Costs, the exchange ratio shall be modified by 0.15 share. By way of illustration, if Aurora is entitled to indemnification from Cadence in the amount of $3 million, each Aurora shareholder shall receive the equivalent of 2.15 shares of Cadence Common Stock for each share of Aurora Common Stock; and if Cadence is entitled to indemnification from Aurora in the amount of $3 million, each Aurora shareholder will be required to surrender a ..15 share of Cadence Common Stock for each share of Aurora Common Stock exchanged, resulting in an effective conversion ratio of 1.85 shares of Cadence Common Stock for each share of Aurora Common Stock. If Aurora shareholders are required to surrender any shares, these shares to be surrendered will come from the shares held by the Exchange Agent in the Exchange Fund for this purpose, and the Exchange Agent shall surrender the required number of shares back to Cadence.

                  (f) The parties agree that the maximum number of shares subject to adjustment in payment of the parties' respective indemnification obligations shall be 10% (the "Indemnification Cap"). Accordingly, in no event shall Aurora's shareholders be required to surrender more than a 0.2 share of Cadence Common Stock for each share of Aurora stock tendered for exchange pursuant to this Section 9.4. Similarly, in no event shall Cadence be required to issue more than 0.2 shares of Cadence Common Stock for each share of Aurora stock tendered for exchange pursuant to this Section 9.4.


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

      10. CONFIDENTIAL INFORMATION. Each Party agrees that it will use the Confidential Information that it receives solely for the purpose of evaluating and implementing the transactions contemplated hereby and for no other purpose. Each Party shall keep the Confidential Information strictly confidential, and shall not disclose any of the Confidential Information to any person or entity or use any of the Confidential Information for any other purpose; provided that each Party may disclose the Confidential Information to its accountants and attorneys (each a "Representative" and collectively the "Representatives") who need to know such Confidential Information solely for purposes of assisting such Party in evaluating the transactions contemplated hereby. As a condition precedent to disclosing any Confidential Information to any such Representative, the Party will inform such Representative of the confidential nature of the Confidential Information and such Representative will agree to be bound to the terms and provisions hereof, as if such Representative was a party hereto.

      11. TERMINATION.

            11.1 This Agreement shall terminate at any time prior to the Closing as follows:

                  (a) By the mutual written consent of the Parties.

                  (b) By Cadence or Acquisition Sub, upon written notice to Aurora that any of the conditions in SECTIONS 5 and 6 have not been fulfilled or waived on or prior to August 1, 2005, or Aurora shall have failed to comply with any material term or condition of this Agreement.

                  (c) By Aurora, upon written notice to Cadence that any of the conditions in SECTIONS 4 and 6 have not been fulfilled or waived on or prior to August 1, 2005, or Cadence or Acquisition Sub shall have failed to comply with any material term or condition of this Agreement.

      12. MISCELLANEOUS PROVISIONS.

            12.1 CONSTRUCTION. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

            12.2 NOTICES. All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement shall be in writing, and shall be sent to the applicable Party at the following addresses or facsimile numbers, as applicable:


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                           If to Cadence:

                                    Cadence Resources Corporation
                                    6 East Rose Street
                                    Walla Walla, Washington 99362
                                    Attention:  Howard Crosby
                                    Fax:  (509) 516-3491

                           With a copy to:

                                    Jenkens & Gilchrist Parker Chapin LLP
                                    The Chrysler Building
                                    405 Lexington Avenue
                                    New York, New York 10174
                                    Attention: Henry I. Rothman
                                    Fax: 212-704-6288

                           If to Acquisition Sub:

                                    Aurora Acquisition Corp.
                                    c/o Cadence Resources Corporation
                                    6 East Rose Street
                                    Walla Walla, Washington 99362
                                    Attention:  Howard Crosby
                                    Fax:  (509) 516-3491

                           With a copy to:

                                    Jenkens & Gilchrist Parker Chapin LLP
                                    The Chrysler Building
                                    405 Lexington Avenue
                                    New York, New York 10174
                                    Attention: Henry I. Rothman
                                    Fax: 212-704-6288

                           If to Aurora:

                                    Aurora Energy, Ltd.
                                    3760 North US 31 South
                                    P. O. Box 961
                                    Traverse City, Michigan 49685-0961
                                    Attention:  William W. Deneau
                                    Fax:  231-933-0757


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                           With a copy to:

                                    Fraser Trebilcock Davis & Dunlap, P.C.
                                    124 West Allegan, Suite 1000
                                    Lansing, Michigan 48933
                                    Attention: Iris K. Linder
                                    Fax: 517-482-0887

or to such other address or facsimile number as any Party may have furnished to each other Party in writing in accordance herewith. All notices, consents, directions, approvals, instructions, requests and other communications hereunder shall be sent and effective as follows: (i) on the business day delivered, when delivered personally; (ii) five (5) business days after mailing if mailed by registered or certified mail, return receipt requested (postage prepaid); (iii) on the next business day if sent by a nationally recognized overnight express courier service with all costs prepaid and provided evidence of delivery is available; or (iv) on the business day of a facsimile transmission if received on a business day before 5:00 p.m., local time, or on the next business day if received after that time, in each case provided that an automatic machine confirmation indicating the time of receipt is generated.

            12.3 ASSIGNMENT. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any Party without the consent of the other Parties. Nothing contained herein, express or implied, is intended to confer upon any person or entity other than the Parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

            12.4 AMENDMENTS AND WAIVERS. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the Party who is entitled to assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion. This Agreement and the Exhibits and Schedules hereto may be modified only by a written instrument duly executed by the Parties hereto.

            12.5 ATTORNEYS' FEES. In the event that any action or proceeding, including arbitration, is commenced by any Party hereto for the purpose of enforcing any provision of this Agreement, the Parties to such action, proceeding or arbitration may receive as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration their costs and reasonable attorneys' fees as determined by the Person or body making such award, judgment, decision or resolution. Should any claim hereunder be settled short of the commencement of any such action or proceeding, including arbitration, the Parties in such settlement shall be entitled to include as part of the damages alleged to have been incurred reasonable costs of attorneys or other professionals in investigation or counseling on such claim.

            12.6 BINDING NATURE OF AGREEMENT. This Agreement includes each of the Schedules and Exhibits that are referred to herein or attached hereto, all of which are incorporated by reference herein. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective executors, heirs, legal representatives, successors and assigns.


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            12.7 EXPENSES.  The costs and expenses and the professional fees and disbursements incurred by Aurora in connection herewith shall be borne by Aurora. The costs and expenses of Cadence and Acquisition Sub shall be borne by Cadence and Acquisition Sub, respectively.

            12.8 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior representations, agreements and understandings relating to the subject matter hereof.

            12.9 SEVERABILITY. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

            12.10 COUNTERPARTS; SIGNATURES; SECTION HEADINGS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. A facsimile signature shall bind the signatory in the same way that an original signature would bind the signatory. The headings of each section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

            12.11 PUBLIC ANNOUNCEMENTS. The Parties will consult with each other before the issuance of any press release or otherwise making any public statements with respect to this Agreement and no press release or public statement shall be made by any Party hereto prior to an agreement among the Parties as to the content of any such release, except as may be required by law.

            12.12 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person or entity other than the Parties and their respective successors and permitted assigns.

                  [Remainder of page intentionally left blank.]


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      IN WITNESS  WHEREOF,  this Agreement has been duly executed by the Parties hereto as of the date first written above.


                                CADENCE RESOURCES CORPORATION

                                By: __________________________________________
                                Name:_________________________________________
                                Title:________________________________________


                                AURORA ACQUISITION CORP.

                                By: __________________________________________
                                Name:_________________________________________
                                Title:________________________________________


                                AURORA ENERGY, LTD.

                                By: __________________________________________
                                Name:_________________________________________
                                Title:________________________________________